Exhibit 2.1

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

STOCK AND ASSET PURCHASE AND LICENSE AGREEMENT

Among

MERCK & CO., INC.,

MERCK SHARP & DOHME CORP.,

INSPIRE PHARMACEUTICALS, INC., and

OAK PHARMACEUTICALS, INC.

November 15, 2013

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

-i-

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(continued)

-ii-

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(continued)

-iii-

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(continued)

-iv-

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBITS

Exhibit A	Form of Transition Services Agreement
Exhibit B	Form of Supply Agreement
Exhibit C	Form of Bill of Sale
Exhibit D	Form of Parent Guaranty

-v-

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

STOCK AND ASSET PURCHASE AND LICENSE AGREEMENT

THIS STOCK AND ASSET PURCHASE AND LICENSE AGREEMENT, is entered into as of November 15, 2013 (the “Effective Date”), by and among MERCK & CO, INC., a New Jersey corporation (“Merck & Co., Inc.”), MERCK SHARP & DOHME CORP., a New Jersey corporation (“MSD”, and together with Merck & Co., Inc., collectively, “Merck”), INSPIRE PHARMACEUTICALS, INC., a Delaware corporation (“Inspire”), and OAK PHARMACEUTICALS, INC., a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, Merck & Co., Inc. owns all of the issued and outstanding capital stock of Inspire;

WHEREAS, Merck & Co., Inc. desires to sell, convey, assign and transfer such stock to Buyer in accordance with the terms and conditions hereof and Buyer desires to acquire and purchase such stock in accordance with the terms and conditions hereof;

WHEREAS, MSD and certain of its Affiliates own certain assets and health registrations relating to the Products (other than AZASITE) in the Territory;

WHEREAS, MSD desires to sell, transfer and assign, or cause to be sold, transferred and assigned, to Buyer all of the rights and interest that MSD and its Affiliates have in and to the Purchased Assets and Buyer desires to purchase all of the rights and interest that MSD and its Affiliates have in and to such Purchased Assets from MSD and its Affiliates, upon the terms and conditions hereinafter set forth; and

WHEREAS, MSD desires to license the Manufacturing Know-How, Licensed Patent and Licensed Trademarks to Buyer in accordance with the terms and conditions hereof and Buyer desires the right to use the Manufacturing Know-How, Licensed Patent and Licensed Trademarks in accordance with the terms and conditions hereof.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and conditions set forth herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, hereby covenant and agree as follows:

1.	DEFINITIONS

The following terms as used in this Agreement shall have the meanings set forth below:

1.1           “Acquisition Transaction” has the meaning set forth in Section 7.7.

1.2           “Act” means the United States Federal Food, Drug and Cosmetic Act as in effect from time to time.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.3           “Action” has the meaning set forth in Section 5.1.12.

1.4           “Adverse Events” has the meaning set forth in Section 8.3.2.

1.5           “Adverse Experience” has the meaning set forth in Section 5.1.11.

1.6           “Affiliate” means with relation to any Person (i) any other Person of which more than fifty (50%) percent of the voting stock or other equity interest is owned directly or indirectly by such first Person; or (ii) any other Person which directly or indirectly owns more than fifty (50%) percent of the voting stock or other equity interest of such first Person; or (iii) any Person under the direct or indirect control of a Person described in clause (i) or (ii) above.  For purposes of this Section 1.6, “control” means, when used with respect to a Person: (i) ownership (directly or indirectly) of more than fifty percent (50%) of the shares or stock entitled to vote for the election of directors or governing body of such Person; or (ii) the ability otherwise to direct, or cause the direction of or control, the actions of such Person or the management or policies of such Person, whether through direct or indirect ownership of voting securities, by contract or otherwise.  For the avoidance of doubt, Inspire is an Affiliate of Merck prior to the Closing Date and an Affiliate of Buyer from and after the Closing Date.

1.7           “Agreement” or “this Agreement” means this Stock and Asset Purchase and License Agreement, including all Exhibits and Schedules hereto, as the same may be amended or modified.

1.8           “Ancillary Agreements” means the Transition Services Agreement, the Bill of Sale and Assignment, the Supply Agreement, the Quality Agreement, the Pharmacovigilance Agreement, the Parent Guaranty and any other documents entered into between the parties (or their respective Affiliates) necessary to effect the sale, assignment and transfer of the Inspire Stock and the Purchased Assets to Buyer and the assumption of the Assumed Liabilities by Buyer in the manner contemplated in this Agreement.  Unless specifically stated otherwise in this Agreement, references to this “Agreement” herein do not include the Ancillary Agreements.

1.9           “Annual Rebate Period” has the meaning set forth in Section 9.1.7.

1.10         “Approved Indications” means, with respect to a Product, the indications for which such Product has been approved for marketing in the Territory as of the Closing Date by the applicable Healthcare Regulatory Authority as set forth in the Health Registration for such Product as of the Closing Date.

1.11         “Asset Schedules” has the meaning set forth in Section 7.5.2.

1.12         “Assumed Additional Product Liabilities” means any Product Liability arising from or relating to Product in the Territory sold prior to the Closing Date to the extent that such Product Liability results from, or depends for its assertion upon, (i) any amendment of, or failure by Inspire, Buyer or their respective Affiliates or successors to maintain or amend, any Health Registration and/or labeling for such Product on or after the Closing Date, or (ii) any tests, studies or reviews with respect to such Product (1) that are conducted after the Closing by or on behalf of Inspire, Buyer, or their respective Affiliates or successors or (2) that are funded after the Closing in whole or in part by Inspire, Buyer, or their respective Affiliates or successors or (3) for which Inspire, Buyer, or their respective Affiliates or successors provided such Product or other support after the Closing for use in tests, studies or reviews, including any such Product Liability resulting from the publication of data, or changes to the Health Registration or labeling for such Product that resulting from such tests, studies or reviews (irrespective of whether such tests, studies or reviews result in a change to the Health Registration or labeling for such Product), excluding any items listed in (ii) required by FDA in order to maintain Health Registration(s) as existed prior to Closing Date or (iii) any negligence or willful misconduct by Inspire, Buyer or their respective Affiliates or successors, or (iv) the failure of Inspire, Buyer, or their respective Affiliates or successors to perform any of their obligations under this Agreement.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.13           “Assumed Liabilities” means (i) all Liabilities that Buyer has expressly assumed or agreed to assume or perform under this Agreement, (ii) all obligations and Liabilities in respect of each Health Registration, the Health Registration Documentation, the other Purchased Assets and/or the Inspire Assets that arise as a result of events occurring on or after the Closing Date, (iii) with respect to the Products, all Liabilities (including Product Liabilities) relating to the Products in the Territory that are sold on or after the Closing Date, (iv) all Liabilities in respect of the items set out in Schedule 1.13, (v) Liabilities under any open purchase orders for the Products in the Territory not yet delivered prior to the Closing Date, but only to the extent that no accounts receivable with respect to such purchase orders have been recorded, or payments received, by Merck and its Affiliates as of the Closing Date; (vi) all Taxes for which Buyer is liable pursuant to Section 7.8.1; (vii) all Taxes and Tax returns incurred or filed after the Closing Date relating to Inspire, Inspire Assets and/or Purchased Assets attributable to any Post-Closing Period; and (viii) Assumed Additional Product Liabilities.

1.14           “AZASITE” has the meaning set forth in Section 1.107.

1.15           “Bill of Sale” means with respect to Purchased Assets, the Bill of Sale for the Closing, substantially in the form of Exhibit C.

1.16           “Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in the State of New York are permitted or obligated by Law to close.

1.17           “Buyer” has the meaning set forth in the preamble.

1.18           “Buyer FDA Letter” means the letters from Buyer to the FDA notifying the FDA of the transfer of the applicable Health Registrations.

1.19           “Buyer Insurance” has the meaning set forth in Section 12.7.

1.20           “Buyer Parties” has the meaning set forth in Section 12.1.

1.21           “Calendar Quarter” means each three month period commencing on January 1, April 1, July 1, and October 1.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.22           “cGMP” means the then current good manufacturing practices and standards as required by applicable Governmental Authorities in the Territory.

1.23           “CIA” means the Corporate Integrity Agreement, effective as of November 22, 2011, by and between OIG and Merck & Co., Inc.

1.24           “Closing” has the meaning set forth in Section 4.1.

1.25           “Closing Date” has the meaning set forth in Section 4.1.

1.26           “Code” means the United States Internal Revenue Code of 1986, as amended.

1.27           “Compound” means each of (i) the chemical compound azithromycin, and (ii) the combination of the chemical compounds dorzolamide hydrochloride and timolol maleate, and “Compounds” means all of the foregoing collectively.  For clarity, “Compound” shall not include dorzolamide hydrochloride alone or timolol maleate alone.

1.28           “Contract” means any legally binding agreement, contract, commitment or instrument, whether written or oral, together with any amendments or modifications thereto and restatements thereof.

1.29           “Control”, “Controls” or “Controlled by” means with respect to any intellectual property assets or rights, as applicable, the possession of (whether by ownership or license or other right, other than pursuant to a license under this Agreement) or the ability of a Person to grant access to, or a license or sublicense of, such items or right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Person would be required hereunder to grant the other Person such access or license or sublicense.

1.30           “COSOPT” has the meaning set forth in Section 1.107.

1.31           “COSOPT PF” has the meaning set forth in Section 1.107.

1.32           “DEA” means the U.S. Drug Enforcement Administration.

1.33           “Deductible” has the meaning set forth in Section 12.1.

1.34           “Documents” means the following documents and records to the extent solely related to the Products in the Territory and that are owned and held by Merck or any of its Affiliates, in each case which are legally permitted to be assigned:

1.34.1           Health Registration Documentation;

1.34.2           Adverse Event reports directly relating to the Products in the Territory, which shall be (i) an electronic copy of all such reports contained in Merck’s global safety database and (ii) a hard copy of all such reports that are not available electronically;

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.34.3           the Product Marketing Materials; and

1.34.4           other documents that Merck and Buyer in good faith reasonably determine and mutually agree are necessary in order to effectuate the filing and maintenance of the applicable Health Registrations;

provided, however, that nothing herein shall require Merck to assign any documents that relate directly or indirectly to any other products (or any Ex-Territory Products), including documents containing information related to know-how, equipment, facility, cGMPs, compliance or maintenance.

1.35           “DOJ” has the meaning set forth in Section 7.2.1.

1.36           “Effective Date” has the meaning set forth in the preamble.

1.37           “ERISA” has the meaning set forth in Section 5.1.17.

1.38           “ERISA Plan” has the meaning set forth in Section 5.1.17.

1.39           “Excluded Assets” has the meaning set forth in Section 2.2.2.

1.40           “Excluded Business” means all businesses and activities of any kind whatsoever engaged in by Inspire at any time prior to the Closing other than the business of manufacturing, marketing and selling AZASITE in the Territory.

1.41           “Excluded Liabilities” has the meaning set forth in Section 2.3.2.

1.42           “Excluded Litigation” means all Actions (other than those Actions specifically identified on Schedule 1.13) with respect to the Products in the Territory or Inspire Assets pending as of the Closing Date, including the Actions listed on listed on Schedule 1.42.

1.43           “Excluded Taxes” means any Liability, obligation or commitment, whether or not accrued, assessed or currently due and payable, for any Taxes relating to or imposed upon Inspire attributable to the Pre-Closing Tax Period.  For avoidance of doubt, Excluded Taxes shall include any Taxes for any Pre-Closing Tax Period attributable to the inclusion of Inspire in any affiliated, consolidated, combined, unitary or similar Tax group of which Merck or its Affiliates are also members.

1.44           “Ex-Territory Products” has the meaning set forth in Section 8.3.1.

1.45           “FCPs” has the meaning set forth in Section 9.7.

1.46           “FDA” means the United States Food and Drug Administration or any successor thereto.

1.47           “Force Majeure Event” means any of: (i) acts of God; (ii) weather, fire or explosion; (iii) war, terrorism, invasion, riot or other civil unrest; governmental Laws, orders, restrictions, actions, embargoes or blockades; national or regional emergency; (vi) injunctions, strikes, lockouts, labor trouble or other industrial disturbances; (vii) shortage of adequate fuel, power or materials; or (viii) any other event which is beyond the reasonable control of the affected party.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.48           “FSS” has the meaning set forth in Section 9.7.

1.49           “Fundamental Representations” has the meaning set forth in Section 11.1.

1.50           “Governmental Authority” means any national, regional, state, local or other government, any national, regional, state, local or other court of competent jurisdiction, legislature, governmental, administrative or regulatory agency, department, body, bureau, council or commission or any other national, regional, state, local or other governmental authority or instrumentality, in each case having jurisdiction in the Territory, including the FDA and Health Canada, as applicable.

1.51           “Hazardous Material” has the meaning set forth in Section 5.1.15(a).

1.52           “Health Canada” means Health Canada or any successor agency thereto.

1.53           “Health Registrations” means, with respect to a Product in the Territory, the health registrations for such Product identified on Schedule 1.53.

1.54           “Health Registration Documentation” means, with respect to a Health Registration, the regulatory files related solely to such Health Registration for such Product in the Territory.

1.55           “Healthcare Regulatory Authority” means the FDA, the DEA or any other applicable federal, state, local or foreign Governmental Authority (such as Health Canada) in the Territory that is concerned with or regulates the marketing, sale, use, handling and control, safety, efficacy, reliability or manufacturing of drug or biological products or medical devices or is concerned with or regulates public health care programs.

1.56           “HHS” has the meaning set forth in Section 7.2.1.

1.57           “Indebtedness” means (i) any obligation for borrowed money, including any obligation for accrued and unpaid interest thereon and any prepayment or other penalties or premiums; (ii) any capitalized lease obligations (as determined in accordance with generally accepted accounting principles); (iii) any reimbursement obligations in respect of letters of credit; and (iv) all guarantees issued in respect of obligations of any other Person of the type described in clauses (i) through (iii).

1.58           “Indemnification Cap” has the meaning set forth in Section 12.1.

1.59           “Indemnified Party” has the meaning set forth in Section 12.3.1.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.60           “Indemnifying Party” has the meaning set forth in Section 12.3.1.

1.61            “[***]” has the meaning set forth in Section 12.4.

1.62            “[***] Action” has the meaning set forth in Section 12.4.

1.63            “[***] License” has the meaning set forth in Section 12.4.

1.64           “Inspire” has the meaning set forth in the preamble.

1.65           “Inspire Assets” means the Inspire Documents, the Inspire Contracts, the Inspire Health Registrations, the Inspire Trademarks, the Inspire Licensed Trademarks and the Inspire Patents.

1.66           “Inspire Contracts” means the Contracts set forth on Schedule 1.66.

1.67           “Inspire Documents” means the Documents owned by Inspire as of Closing.

1.68           “Inspire FDA Letter” means the letters from Inspire to the FDA notifying the FDA of the transfer of ownership of Inspire.

1.69           “Inspire Health Canada Letter” means the letters from Inspire to Health Canada notifying Health Canada of the transfer of ownership of Inspire.

1.70           “Inspire Health Registrations” means the Health Registrations owned by Inspire as of the Closing Date.

1.71           “Inspire Licensed Trademarks” means the Trademarks licensed by Inspire and identified on Schedule 1.74 as the “Inspire Licensed Trademarks”.

1.72           “Inspire Patents” means the Patents licensed by Inspire and identified on Schedule 1.72.

1.73           “Inspire Stock” has the meaning set forth in Section 5.1.4.

1.74           “Inspire Trademarks” means the Trademarks owned by Inspire and identified on Schedule 1.74 as the “Inspire Trademarks”, and the goodwill associated therewith and symbolized thereby.

1.75           “Inventory” means the inventory of the Products in finished packaged and labeled form intended for sale in the Territory as of the Closing.

1.76            [***] has the meaning set forth in Section 7.2.1.

1.77           “Knowledge of Merck” means the actual, good faith understanding of the facts and information in the possession of the individuals holding the positions identified on Schedule 1.77, without any duty to conduct any additional investigation with respect to such facts and information by reason of the execution of this Agreement or otherwise.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.78           “Laws” means any foreign, federal, state and local law, statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Authority (including securities laws) or common law.

1.79           “Liabilities” means any liability, obligation, claim and/or complaint (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due), including all damages, losses, fees and expenses related thereto.

1.80           “Licensed Patent” means the Patent set forth on Schedule 1.80.

1.81           “Licensed Trademarks” means the Trademarks listed on Schedule 1.81.

1.82           “Liens and Encumbrances” means any mortgage, lien, license, pledge, deed of trust, hypothecation, title defect, burden, charge, security interest, or other encumbrance of any kind, including the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

1.83           “Manufacture” and “Manufactured” shall have the meaning set forth in the Supply Agreement.

1.84           “Manufacturing Know-How” means, the data, information and know-how that is related to the Products and is not generally known, is Controlled by Merck or its Affiliates as of the Closing Date, and is actually used by Merck as of the Closing Date for the Manufacture of such Product in the formulations marketed in the Territory by Inspire, Merck or its Affiliates on the Closing Date, regardless of whether it is included in the Health Registration for such Product or otherwise.

1.85           “Manufacturing Know-How License” has the meaning set forth in Section 3.1.1.

1.86           “Material Adverse Effect” means any change, effect, event, condition or circumstance that, individually or in the aggregate, has, or would reasonably be expected to have, (a) a material adverse effect on the Products, the Purchased Assets, the Inspire Assets, and the business, results of operations, or condition of Inspire, taken as a whole, or (b) a material adverse effect on the ability of Merck and its Affiliates to timely perform their obligations under this Agreement or to consummate the transactions contemplated hereby; provided, however, that for purposes of this Agreement, Material Adverse Effect shall not include, either alone or in combination: (i) changes, effects, events or conditions affecting the economy or the industry; (ii) changes, effects, events or conditions affecting the United States or foreign financial or securities markets or general economic or political conditions, including changes in the credit, interest rate, commodity and currency markets; (iii) an outbreak or escalation of civil unrest, war (whether or not declared), armed hostilities, acts of terrorism, public demonstration, political instability or other national calamity, crisis or emergency, or any governmental response to any of the foregoing, in each case, whether occurring within or outside of the United States; (iv) changes to the Products, Purchased Assets or Inspire Assets resulting from acts of God, fire, flood, explosion, earthquake or other natural disaster, (v) any effect resulting from the execution, announcement, pendency, consummation or disclosure of the transaction contemplated herein or the performance of this Agreement and the Ancillary Agreements, (vi) any change in applicable Law or generally accepted accounting principles or the application or interpretation thereof, (vii) changes, effects, events or conditions that result from any action or omission taken as required pursuant to this Agreement or at the written request of or with the prior written consent of a Party, (viii) any developments with respect to any product or product candidate of any third party, or (ix) any breach by Buyer of its obligations under this Agreement and the Ancillary Agreements.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.87           “Merck” has the meaning set forth in the preamble.

1.88           “Merck & Co., Inc.” has the meaning set forth in the preamble.

1.89           “Merck FDA Letter” means the letters from Merck to the FDA notifying the FDA of the transfer of ownership of Inspire and of the transfer of the applicable Health Registrations.

1.90           “Merck Health Canada Letter” means the letters from Merck to Health Canada notifying Health Canada of the transfer of ownership of Inspire.

1.91           “Merck Imaged Product” shall have the meaning set forth in the Supply Agreement.

1.92           “Merck Parties” has the meaning set forth in Section 12.2.

1.93            “Merck Tech Transfer Products” means the Products identified on Schedule 1.93.

1.94           “MSD” has the meaning set forth in the preamble.

1.95           “MyAccess OIG Matter” means  [***]

1.96           “Non-ERISA Plan” has the meaning set forth in Section 5.1.17.

1.97           “OIG” has the meaning set forth in Section 7.2.1.

1.98            “Other Product” means any pharmaceutical product (other than a Product in the Territory for use for the Approved Indication for such Product), that contains a Compound or any hydrate, solvate, salt, polymorphic form or other derivative of such Compound.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.99            “Parent Guaranty” means the Guaranty, substantially in the form of Exhibit D to be delivered by Akorn, Inc., a Louisiana corporation, and the owner of all of the issued and outstanding stock of Buyer.

1.100           “Patent License” has the meaning set forth in Section 3.1.2.

1.101           “Patents” means all patents (including all reissues, extensions, substitutions, confirmations, re-registrations, re-examinations, revalidations, supplementary protection certificates, and patents of addition) and patent applications (including all provisional applications, continuations, continuations-in-part, and divisions).

1.102           “Permitted Encumbrance” means, with respect to any asset or property, (i) any imperfection of title or similar encumbrance that individually or in the aggregate does not materially impair the value, transferability, ownership or use of such asset or property, (ii) liens for unpaid Taxes, assessments and governmental charges that are (a) not yet due and payable or (b) being contested in good faith by appropriate proceedings; (iii) mechanics liens and similar liens for labor, materials and supplies provided; (iv) any right reserved to any Governmental Authority to regulate the affected property; (v) restrictions on transfer or use imposed by this Agreement; (vi) restrictions on transfer or use imposed by applicable Laws; and (vii) any restrictions on transfer or use under any of the Inspire Contracts.

1.103           “Person” means an individual, a corporation, a partnership, an association, a trust, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

1.104           “Pharmacovigilance Agreement” has the meaning set forth in Section 8.3.1.

1.105           “Post-Closing Tax Period” means all taxable years or other taxable periods that begin on the day following the Closing Date and, with respect to any taxable year or other taxable period beginning on or before and ending after the Closing Date, the portion of such taxable year or period beginning on the day following the Closing Date.

1.106           “Pre-Closing Tax Period” means all taxable years or other taxable periods that end on or before the Closing Date and, with respect to any taxable year or other taxable period beginning on or before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date.

1.107           “Product” means each of  (i) azithromycin ophthalmic solution as marketed in the Territory as of the Closing Date under the trademark AZASITE® and more particularly described in the applicable Health Registration (“AZASITE”), (ii) dorzolamide hydrochloride-timolol maleate ophthalmic solution as marketed in the Territory as of the Closing Date under the trademark COSOPT® and more particularly described in the applicable Health Registration (“COSOPT”), and (iii) dorzolamide hydrochloride-timolol maleate ophthalmic solution as marketed in the Territory as of the Closing Date under the trademark COSOPT®  PF and more particularly described in the applicable Health Registration (“COSOPT PF”),  and “Products” means all of the foregoing collectively.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.108           “Product Domain Names” means those domain names set forth on Schedule 1.108.

1.109           “Product Liabilities” means all Liabilities alleging or asserting actual or potential personal injury or death as a result of the use or purchase of any Product.

1.110           “Product Marketing Materials” means a copy of those marketing materials (in electronic form or, if unavailable in electronic form, in hard copy form) actually used as of the Closing Date by Merck or its Affiliates to market the Product in the Territory solely and specifically with respect to the Products in the Territory, including advertising and display materials, product data, price lists, sales materials, marketing information, marketing plans, in the case of each of the foregoing to the extent that such information is in existence and in the possession of Merck or its Affiliates as of the Closing Date, and is legally permitted to be assigned.  For the avoidance of doubt, the Product Marketing Materials do not include the live composed art work for the packaging for the Product.

1.111           “Property Taxes” has the meaning set forth in Section 12.5.3(a).

1.112           “Purchase Price” has the meaning set forth in Section 2.5.1.

1.113           “Purchased Assets” has the meaning set forth in Section 2.2.1.

1.114           “Rebate” means any discount, rebate, charge, cost, refund, administrative fee or credit required under any contract or by operation of law, including any rebate payable to a managed care organization pursuant to an agreement and any rebate or payment required under federal Law pursuant to the “Best Price” provisions of the Social Security Act, 42 U.S.C. Section 1396r-8, and related provisions.

1.115           “Recorded Information” means information or data that is physically recorded or stored in a readable or retrievable form, including any information or data recorded in or on any microfiche, computer disk, or electronic or optical storage media.

1.116           “Returned Product” means any Product sold by Inspire, Merck or the applicable Affiliate of Merck, in the Territory prior to the Closing Date that is returned to Buyer, Inspire, Merck or an Affiliate of Merck after the Closing Date within the time allowed for returns under Merck’s (or its applicable Affiliate’s) standard return terms and conditions and otherwise in accordance with such standard terms and conditions.

1.117            “Serious” means, with respect to any experience or reaction, one which results in death, is immediately life threatening, results in persistent or significant disability/incapacity or requires inpatient hospitalization or prolongation of existing inpatient hospitalization, or is a congenital anomaly, birth defect, cancer, or the result of an overdose, or is another important medical event (even if not life-threatening, resulting in death, or requiring hospitalization) that, based upon appropriate medical judgment, may jeopardize the patient’s or subject’s health or may require medical or surgical intervention to prevent one of the other outcomes listed previously.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.118           “Settlement” has the meaning set forth in Section 7.2.

1.119           “Specifications” has the meaning set forth in Supply Agreement.

1.120           “Straddle Period” has the meaning set forth in Section 7.8.2.

1.121           “Supply Agreement” means the Supply Agreement by and among Merck, Inspire and Buyer to be entered into at Closing substantially in the form attached hereto as Exhibit B.

1.122           “Supply Term” has the meaning set forth in the Supply Agreement.

1.123           “Tax Claim” has the meaning set forth in Section 12.6.1.

1.124           “Taxes” means all taxes of any kind, and all charges, fees, customs, levies, duties, imposts, required deposits or other assessments, including all federal, state, local or foreign net income, capital gains, gross income, gross receipt, property, franchise, sales, use, excise, withholding, payroll, employment, social security, worker’s compensation, unemployment, occupation, capital stock, ad valorem, value added, transfer, gains, windfall profits, net worth, asset, escheat, abandoned property, transaction, and other taxes, and any interest, penalties or additions to tax with respect thereto, imposed upon any person by any taxing authority or other Governmental Authority under the Laws of the United States or any foreign applicable Law.

1.125           “Tax Indemnified Party” has the meaning set forth in Section 12.6.1.

1.126           “Tax Indemnifying Party” has the meaning set forth in Section 12.6.1.

1.127           “Tech Transfer Period” has the meaning set forth in Section 7.11.1.

1.128           “Territory” means the United States of America (and its territories and possessions) and solely with respect to AZASITE, the Territory shall also include Canada.

1.129           “Third Party” means any Person other than Merck, Inspire, Buyer, or their respective Affiliates.

1.130           “Third Party Claim” has the meaning set forth in Section 12.3.1.

1.131           “Trademark” means a trademark, service mark, name, logo, design or trade dress.

1.132           “Trademark License” has the meaning set forth in Section 3.1.3.

1.133           “Transfer Agreement” means the Purchase and Sale Agreement, dated as of November 12, 2013, between Inspire and MSD.

1.134           “Transfer Taxes” has the meaning set forth in Section 4.4.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.135           “Transition Services Agreement” means the Transition Services Agreement between Merck and Inspire to be entered into at Closing substantially in the form attached hereto as Exhibit A.

1.136           “Unexpected” means, with respect to any condition or development, one which is not listed in the current labeling or investigator’s brochure for a Product, and includes an event that may be symptomatically and pathophysiologically related to an event listed in the labeling, but differs from the event because of increased frequency or greater severity or specificity.

1.137           “VAT” has the meaning set forth in Section 7.8.1.

2.	SALE AND PURCHASE; LIABILITIES

2.1                Share Purchase and Sale.  On and subject to the terms and conditions set forth in Section 2.4 and elsewhere in this Agreement, on the Closing Date, Merck shall sell, assign and transfer to Buyer, and Buyer shall acquire and purchase, all of Merck’s right, title and interest in and to the Inspire Stock.

2.2                Sale of Purchased Assets.

2.2.1           Closing.  On and subject to the terms and conditions set forth in Section 2.4 and elsewhere in this Agreement, on the Closing Date, Merck shall sell, transfer and assign, or cause its Affiliates to sell, transfer and assign, to Buyer, free and clear of all Liens and Encumbrances other than the Permitted Encumbrances, and Buyer shall purchase from Merck or its Affiliates, all of Merck’s and its Affiliates’ right, title and interest in and to the following assets (“Purchased Assets”), in each case other than the Inspire Assets, and the Excluded Assets:

(a)           the Health Registrations; and

(b)           the Documents.

2.2.2           Excluded Assets.  Notwithstanding anything to the contrary in this Agreement and Purchased Assets shall not include any assets other than the specific Purchased Assets and, without limiting the generality of the foregoing, shall expressly exclude the following assets of Merck and its Affiliates (such assets being collectively referred to hereinafter as the “Excluded Assets”):

(a)           all Patents, Trademarks, copyrights, information, know-how, goodwill, and other intellectual property and proprietary rights of any kind that are not Inspire Assets (and, for purposes of clarity, the Excluded Assets shall include the Manufacturing Know-How, the Licensed Patent and the Licensed Trademarks);

(b)           all new drug applications and their equivalents (other than the Health Registrations), NDC numbers and their equivalents and product registrations (other than the Health Registrations);

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)           all accounts receivable that are accrued but unpaid prior to the Closing Date and any payments received with respect thereto on or after the Closing Date;

(d)           the Inventory;

(e)           as the case may be, all cash (including cash on hand and cash in transit), cash equivalents, bank deposits, marketable securities and any advances, prepayments or deposits;

(f)           all books, documents, records and files of Merck and its Affiliates which: (i) were prepared in connection with or relating to the transactions contemplated by this Agreement, including bids received from other Persons and analyses relating to Inspire, Inspire Assets, Purchased Assets, the Assumed Liabilities or the Products; or (ii) are maintained by Merck or its Affiliates and/or its representatives, agents or licensees in connection with its Tax, legal, regulatory or reporting requirements;

(g)           all rights of Merck arising under this Agreement or from the consummation of the transactions contemplated hereby;

(h)           all rights to refunds of any Taxes or Tax credits of Merck or its Affiliates for Pre-Closing Periods;

(i)           all insurance policies of Merck and its Affiliates and claims thereunder;

(j)           any claims or benefits in, to or under any express or implied warranties from suppliers of goods or services relating to Product sold and delivered by Merck or its Affiliates prior to the Closing Date;

(k)          all assets, properties, rights and interests related to the Excluded Business; and

(l)           all other assets, property, products (including Ex-Territory Products), rights and interests of Merck and its Affiliates that are not Purchased Assets or Inspire Assets.

2.3                Liabilities.

2.3.1           Assumed Liabilities.  Subject to the terms and conditions hereof, as of the Closing Date, Buyer and Inspire shall assume, satisfy, perform, pay and discharge the Assumed Liabilities, in accordance with their respective terms and subject to the respective conditions thereof, when and as due; provided that, Buyer and Inspire shall have no right to take any such action in Merck’s (or any of its Affiliate’s) name, including with respect to any of the matters set forth on Schedule 1.13.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.3.2           Excluded Liabilities.  Subject to the terms and conditions hereof, Merck retains all Liabilities related to the Purchased Assets and Products that arise as a result of events occurring prior to the Closing Date other than the Assumed Liabilities, including the Excluded Litigations (the “Excluded Liabilities”).

2.4               Conditions and Reservations.

2.4.1           Notwithstanding Section 2.1 or Section 2.2, and subject to the remaining provisions of this Agreement, Merck (on behalf of itself and its Affiliates and designees) reserves and retains the perpetual right to use and reference, and Buyer (and its Affiliates) hereby grant to Merck (and its Affiliates and designees) the right to use and reference, the Health Registrations and any information, data, know-how, formulas, assays, goodwill, or intellectual property contained in the Health Registrations, and the Documents to the extent such use or reference relates to, or otherwise in connection with:

(a)           the performance by Merck and its Affiliates of their obligations under this Agreement and the Ancillary Agreements;

(b)           the Excluded Assets or the Excluded Liabilities;

(c)           any Compounds for non-human use or nonprescription use;

(d)           any pharmaceuticals, biologicals or chemical entities (including any derivative of any Compound or any combination product containing such Compound, but excluding the Products themselves and any other product for sale in the Territory for an Approved Indication), or any Other Products (including the research, development, manufacture, marketing, distribution or sale thereof, both inside and/or outside the Territory);

(e)           any Compounds for research and development;

(f)           any use outside of the Territory (including the right to manufacture and use of the Compounds or Ex-Territory Products in the Territory for marketing, distribution or sale outside the Territory); or

(g)           to the extent it is necessary or useful for the defense or prosecution of any legal or regulatory proceeding in which Merck or any Affiliate is a party or a potential party.

2.4.2           Merck acknowledges and agrees that any data or information developed or conceived after the Closing Date by Inspire, Buyer and their Affiliates shall be the sole and exclusive property of Inspire, Buyer and such Affiliates and Merck and its Affiliates shall not have any right to use or reference such data or information hereunder pursuant to Section 2.4.1; provided that (i) Merck and its Affiliates and designees shall have the perpetual right to use and reference all safety data and information, including as contained in the Health Registrations, as the same may be amended from time to time after Closing, for purposes of exercising their rights under Section 2.4.1, (ii) Merck and its Affiliates and designees shall have the right to use and reference the Health Registrations, as the same may be amended from time to time after Closing, to the same extent such use and reference is generally available to any Third Party under applicable Law, and (iii) Merck and its Affiliates and designees shall have the right to use such data and information in accordance with its safety reporting obligations outside of the Territory as such data and information is to be shared and exchanged among the parties pursuant to the Pharmacovigilance Agreement.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.4.3           Inspire hereby grants to Merck and its Affiliates a non-exclusive, royalty-free and fully paid up license, with the right to sublicense through multiple tiers of sublicensees, to use the Inspire Assets and the Purchased Assets, including the applicable Inspire Trademarks, Inspire Licensed Trademarks and Licensed Trademarks, solely to perform their obligations under this Agreement or any of the Ancillary Agreements.

2.4.4           Buyer shall not acquire pursuant hereto any assets or rights of any kind or nature, real or personal, tangible or intangible, other than the Inspire Stock, the Purchased Assets, the Manufacturing Know-How License, the Patent License and the Trademark License subject to the conditions and rights set forth herein, and Merck and its Affiliates shall retain all other assets of Merck and its Affiliates, including the Excluded Assets.

2.5               Payments and Other Obligations.

2.5.1            Closing.  At the Closing, in consideration of the sale, assignment, conveyance, and delivery of the Inspire Stock and the  Purchased Assets, the grant of the Manufacturing Know-How License, the Patent License and the Trademark License  and the assumption of the Assumed Liabilities, Buyer shall pay to Merck the sum of fifty-two million eight hundred thousand dollars ($52,800,000) (the “ Purchase Price”) by wire transfer of immediately available funds to the accounts previously designated by Merck in writing.

2.5.2           Post-Closing Adjustment.  In the event that  [***]  (or its affiliate, as applicable) [***] has not supplied AZASITE (meeting applicable product specifications) under the Open Purchase Order by [***], 2014 (the “Anticipated Delivery Date”), then Merck shall make a payment to Buyer in the amount of [***] within sixty (60) days after such Anticipated Delivery Date.  Thereafter, for each additional monthly anniversary following the Anticipated Delivery Date for a maximum period of three (3) additional months (i.e., [***]), if  [***] has still not supplied AZASITE (meeting applicable product specifications) under the Open Purchase Order by the applicable monthly anniversary date of the Anticipated Delivery Date, then Merck shall make an additional payment to Buyer in the amount of [***] within sixty (60) days after such anniversary; provided, however that for clarity, the maximum amount payable by Merck pursuant to this Section 2.5.2 shall be [***].  Notwithstanding the provisions of this Section 2.5.2, Merck shall not be obligated to make any payment pursuant to this Section 2.5.2 if (x) the Open Purchase Order is terminated, modified or amended in any way except by or at direction of Merck or any of its Affiliates, (y) the failure of  [***] to supply AZASITE pursuant to the Open Purchase Order was due, in whole or in part, to any action or inaction of Buyer or any of its Affiliates, which may include a failure by Buyer (or its Affiliate, as applicable) to timely supply any active pharmaceutical ingredient to  [***] in order for  [***] to manufacture the AZASITE or (z) any amounts become payable by Merck pursuant to Article 13.  For clarity, this provision shall be terminated and of no further force and effect from and after the time that  [***] supplies AZASITE under the Open Purchase Order.  As used in this Section 2.5.2, the term “Open Purchase Order” shall have the meaning set forth on Schedule 1.66.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.6              Purchase Price Allocation.  The parties hereto agree to allocate the Purchase Price as set forth on Schedule 2.6.  No party shall have the right to set off any amounts due and payable under this Agreement against any Liabilities arising under any of the Ancillary Agreements.

2.7               Nonassignability.

2.7.1           Notwithstanding anything to the contrary contained in this Agreement, to the extent that, as of the Closing, the sale, assignment or delivery to Buyer, of any asset or right that would be a Purchased Asset or any claim or right arising thereunder, that is to be transferred hereunder, is prohibited by any applicable Law or would require any Governmental Authority or Third Party authorizations, consents or waivers, and such authorizations, consents or waivers have not been obtained, and Buyer has elected to proceed with such Closing without the transfer or assignment of any such asset, this Agreement shall not constitute a sale, assignment, transfer or delivery of such asset or an attempt thereof (and the failure to obtain such authorization, consent or waiver and the failure to sell, assign or deliver such assets shall not constitute a breach of this Agreement by Merck), and following the Closing, the parties shall use commercially reasonable efforts and cooperate with each other to obtain promptly such authorizations, consents or waivers.

2.7.2           With respect to any asset or right that would be a Purchased Asset but is not assigned to Buyer at the Closing by reason of Section 2.7.1, after the Closing and until any requisite authorization, consent or waiver obtained therefor and the same is transferred and assigned to Buyer, the parties shall cooperate with each other in endeavoring to obtain for Buyer, an arrangement with respect thereto to provide for Buyer substantially comparable benefits therein, and Buyer agrees to indemnify Merck in respect of all Liabilities of Merck (and its Affiliates) in respect of any such arrangement and underlying Contract or right.

3.	INTELLECTUAL PROPERTY

3.1               Licenses.

3.1.1           Manufacturing Know-How License.  Subject to the terms and conditions of this Agreement (including as set forth in this Article 3), Merck hereby grants to Buyer at the Closing a perpetual, irrevocable, fully-paid, royalty-free, non-exclusive, and sublicenseable (in accordance with Section 3.4) license under the Manufacturing Know-How for the sole purpose of making or having made (including by Third Parties for Inspire and Buyer) the Products for prescription use by humans for the Approved Indication for such Product for commercialization in the Territory.  The license granted by Merck under this Section 3.1.1 is referred to herein as the “Manufacturing Know-How License”.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.1.2           Patent License.  Subject to the terms and conditions of this Agreement (including as set forth in this Article 3), Merck hereby grants to Buyer at the Closing a perpetual, irrevocable, fully paid-up, royalty-free, non-exclusive, and sublicenseable (in accordance with Section 3.4) license under the Licensed Patent to make, have made, use, offer for sale, sell and import the Products in the Territory for prescription use by humans for the Approved Indication for such Product for commercialization in the Territory.  The licenses granted by Merck under this Section 3.1.2 is referred to herein as the “Patent License”.

3.1.3           Trademark License.  Subject to the terms and conditions of this Agreement (including as set forth in this Article 3), Merck hereby grants to Buyer at the Closing a fully paid-up, royalty-free, exclusive, and sublicenseable (in accordance with Section 3.4) license under the Licensed Trademarks to make, have made, use, offer for sale, sell and import the Products in the Territory for prescription use by humans for the Approved Indication for such Product for commercialization in the Territory.  The licenses granted by Merck under this Section 3.1.3 is referred to herein as the “Trademark License”.

3.1.4           No Further Rights; Reservation of Rights.  No further rights to the Manufacturing Know-How, Licensed Patent or Licensed Trademarks are granted hereunder except as specifically set forth herein, and with respect to the Licensed Trademark, the foregoing license grant is limited to the extent Merck owns the applicable trademark registrations for the Licensed Trademarks.  Without limiting the generality of the foregoing, no license is granted by Sections 3.1.1,  3.1.2 or 3.1.3 to use (i) the Manufacturing Know-How for any products (other than the Products for sale in the Territory); (ii) the Licensed Patent or the Licensed Trademarks for any products (other than the Products in the Territory); (iii) the Licensed Patent or the Licensed Trademarks outside the Territory, (iv) the Manufacturing Know-How, Licensed Patent or Licensed Trademarks for over-the-counter use (or other non-prescription use) or for non-human use or (v) the Manufacturing Know-How, Licensed Patent or the Licensed Trademarks for use in connection with, or as part of, any domain names, other than as set forth in Section 3.10.  Notwithstanding the licenses granted by Sections 3.1.1, 3.1.2 or 3.1.3 (even to the extent that any such licenses are exclusive), Merck reserves the right (for itself and its Affiliates and designees) under the Manufacturing Know-How, Licensed Patent or Licensed Trademarks for any and all purpose permitted under Section 2.4.1.  Without limiting the foregoing, Buyer and Inspire agree and acknowledge that Merck (and its Affiliates and designees) is the owner of, or otherwise uses, trademarks which are the same as (or substantially similar to) the Licensed Trademarks outside the Territory, and as such, Merck (and its Affiliates and designees) may continue to use such trademarks (including the Licensed Trademarks) both inside the Territory (including (x) for use on the internet and in domain names and/or (y) otherwise in connection with Ex-Territory Products) and outside the Territory (including for use on the internet and in domain names), including in connection with any products (other than the Products for sale inside the Territory for the applicable Approved Indications), press releases (inside and outside the Territory) and general product offerings of Merck (and its Affiliates and designees) in publications, websites and otherwise (inside and outside the Territory).

3.1.5           Treatment of Licenses in Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement by any party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code. The parties agree that the parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.2               Use of Manufacturing Know-How, Licensed Patent and Licensed Trademarks.  Inspire and Buyer acknowledges and agrees that, notwithstanding any information or data contained in the Health Registrations relating to Manufacturing, Merck retains sole ownership of and title to the Manufacturing Know-How and no ownership interest in or title to the Manufacturing Know-How is or was transferred or conveyed to Inspire, Buyer or any other Person by this Agreement or otherwise.  Inspire and Buyer acknowledge and agree that they shall not at any time claim adversely to Merck any right, title or interest in or to the Manufacturing Know-How; provided that this sentence shall not limit Buyer’s license rights under Section 3.1.

3.3               Use of Trademarks; Ownership of Licensed Trademarks.

3.3.1           Quality Control and Standards.  Buyer shall adhere to such reasonable quality control standards that Merck may from time to time promulgate and communicate to Buyer in writing with respect to the Licensed Trademarks, and shall comply materially with all applicable Laws governing the use of the Licensed Trademarks in connection with the provision of Products and shall comply with all applicable Laws pertaining to marking requirements.  In order to confirm that Buyer's use of the Licensed Trademarks complies with this Section 3.3.1, Merck shall have the right upon written notice to require that Buyer, its Affiliates and/or sublicensees, as applicable, submit to Merck a reasonable number of representative samples of any Products, Product labels, web pages, packaging with respect to the Product, Product inserts and advertising, marketing, promotional or related materials bearing the Licensed Trademarks.

3.3.2           Protection of the Merck Trademarks. Notwithstanding anything to the contrary contained herein, Buyer hereby acknowledges Merck’s rights in the Licensed Trademarks, and Buyer and its Affiliates shall not at any time do or authorize to be done any action that would prejudice the validity or registration of the Licensed Trademarks or the goodwill associated therewith, including filing for, using or authorizing the use of any (i) trademark likely to cause consumer confusion with respect to the Licensed Trademarks; (ii) the names, or trademarks containing, “Merck”, “Merck & Co., Inc.”, “MMD”, “Merck Manufacturing Division”, “Merck Sharp & Dohme”, “MSD”, “Merck Frosst”, “Frosst”, or “Merck Frosst Canada Co.” or any variation thereof or other word, name or letter combination substantially similar thereto, or any other trade name or trademark of Merck, in whole or as a part; or (iii) trade dress, packaging (both internal and external) or labeling which is confusingly similar to that of Merck (including any trade dress, packaging (both internal and external) or labeling of the Merck Imaged Product) in the Territory in connection with any Product (it being understood that substituting the Buyer (or its Affiliate) name and logo and Buyer’s or its Affiliate’s label color scheme in lieu of the Merck (or its Affiliate, as applicable) name, logo and color scheme shall avoid the packaging and labeling being considered confusingly similar) (the foregoing in clauses (i), (ii) and (iii), the “Merck Marks”); provided, however, that with respect to clauses (ii) and (iii), Buyer shall have the right to distribute, in accordance with the Supply Agreement, the Merck Imaged Product in the Territory that is supplied under the Supply Agreement.  It is understood that neither Buyer nor any of its Affiliates shall acquire or claim any independent right, title or interest in or to the Licensed Trademarks by virtue of Buyer’s (or any of its Affiliate’s) use of the Licensed Trademarks as provided in this Agreement, it being the intention of the parties that all use of the Licensed Trademarks by Buyer and its Affiliates, and all goodwill associated therewith, shall at all times inure to the exclusive benefit of Merck.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.3.3           No use of Licensed Trademarks in Domain Names and Social Media Identifies.  Except as otherwise set forth in Section 3.10, Buyer and its Affiliates shall have no right to, and shall not, use any Licensed Trademarks as part of, or otherwise in connection with, any domain names or other social media identifiers.

3.4              Permitted Sublicenses.  Buyer may sublicense its rights under Sections 3.1.1, 3.1.2 or 3.1.3 to agents and contractors retained to provide services to Buyer; provided, however, that such sublicenses of the Manufacturing Know-How, Licensed Patent or Licensed Trademarks, as the case may be, shall be limited to the sole purpose of providing such services to or for the benefit of Buyer in connection with the manufacture, marketing, use, sale and import of the Product in the Territory. Buyer shall provide to Merck a copy of any agreement sublicensing rights pursuant to this Section 3.4.  Buyer is and shall remain fully and primarily responsible and liable for compliance of sublicensees with the terms of this Agreement, and Buyer shall ensure such compliance, including with respect to provisions related to the use and ownership of the Manufacturing Know-How, Licensed Patent or Licensed Trademarks, as the case may be.

3.5              Assignment.  The Manufacturing Know-How License, Patent License and Trademark License are not assignable or transferable, except as provided in Section 14.3.

3.6               Protection of Licensed Trademarks.

3.6.1           Merck agrees to use commercially reasonable efforts to maintain the Licensed Trademarks and the registrations thereof in the Territory for a period of twenty (20) years from the Closing Date.  Notwithstanding the foregoing, in the event of non-use by Buyer of the Licensed Trademarks as provided herein during any period of twelve (12) consecutive months, Merck shall have the right to discontinue maintenance of the registration in the Territory upon six (6) months prior written notice to Inspire and Buyer; provided that Buyer has not resumed used of said Licensed Trademark.  At the request of Merck, Buyer shall cooperate with Merck in connection with the maintenance (including renewal) of the Licensed Trademarks.

3.6.2           Buyer shall promptly notify Merck in writing of any infringements or imitations by others of the Licensed Trademarks on goods similar or related to the Product in the Territory which may come to Inspire and/or Buyer’s attention, as applicable.  Merck (and its Affiliates) shall have the first right, in its discretion, to take any actions necessary to enforce any rights in the Licensed Trademarks with respect to infringements or imitations.  Inspire and Buyer agree to assist Merck, at Merck’s expense, to the extent reasonably necessary in the procurement of any protection or to protect any rights to the Licensed Trademarks and Merck, if it so desires, may commence or prosecute any claims or suits in its own name (and Inspire and/or Buyer shall join in such suit to the extent requested by Merck).  Merck shall bear all costs, including attorneys’ fees, incurred by Merck for all suits brought by it and any recoveries collected shall be solely for Merck’s account. In the event that Merck does not take any such action, Buyer shall have the right to take any actions necessary to enforce any rights in the Licensed Trademarks Buyer shall bear all costs, including attorneys’ fees, incurred by Buyer for all suits brought by it and any recoveries collected shall be solely for Buyer’s account.   Notwithstanding the foregoing, if Buyer decides to proceed with an enforcement after Merck has declined, Merck and Akorn will coordinate any enforcement efforts.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.6.3           Notwithstanding anything to the contrary in this Agreement, in the event that (i) Merck and its Affiliates divest or otherwise sell, transfer or assign to a Third Party all or substantially all of their rights with respect to Licensed Trademarks or (ii) Merck determines to cease to maintain a given Licensed Trademarks in the Territory, Merck shall provide notice of such event and, at the written request of Buyer, Merck and its Affiliates shall promptly assign such Licensed Trademark in the Territory to Buyer at no cost to Buyer.

3.7               Term of Manufacturing Know-How License and Patent License.  Subject to Section 3.9, the Manufacturing Know-How License and Patent License shall be irrevocable and continue in perpetuity.

3.8               Term of Trademark License.  Subject to Section 3.9, the Trademark License shall continue in force for a period of twenty (20) years from the Closing Date, and the term shall be automatically renewed for successive twenty (20) year periods.

3.9              Resolution of Disputes with Respect to Licenses.  If Merck objects to the manner of Buyer’s (or any of its Affiliate’s or sublicensee’s) use of the Manufacturing Know-How License, Patent License or Trademark License or alleges any material breach by Buyer of Buyer’s covenants set forth in this Article 3 with respect to the Manufacturing Know-How License, Patent License or Trademark License, Merck shall have the right to provide written notice of such objection or allegation, providing reasonable detail of such objection or allegation, to Buyer.  Following Buyer’s receipt of any such notice from Merck, Buyer and Merck shall use commercially reasonable efforts to discuss and attempt to resolve in good faith Merck’s objection or allegation.  If the parties are unable to resolve Merck’s objection or allegation to their mutual satisfaction within sixty (60) days of Buyer’s receipt of notice of such objection or allegation, Merck shall have the right initiate an action or claim against Buyer for monetary damages or to enforce specific performance of Buyer’s obligations with respect to such Manufacturing Know-How License, Patent License or Trademark License, as applicable.  For the avoidance of doubt, the parties hereby acknowledge and agree that any such action or claim against Buyer shall be solely for monetary damages or specific performance of Buyer’s obligations with respect to the Manufacturing Know-How License, Patent License or Trademark License and shall not seek or result in the termination, invalidation, voidance, suspension of, or limitation or restriction of Buyer’s rights as set forth in this Agreement with respect to, such Manufacturing Know-How License, Patent License or Trademark License.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.10             Product Domain Names.

3.10.1           Ownership and Goodwill.  Each of Buyer and its Affiliates acknowledges that it acquires no right, title or interest in the Product Domain Names other than the rights expressly set forth in this Agreement.  Merck shall own and retain all right, title and interest in and to the Product Domain Names.  Each of Buyer and its Affiliates agrees not to directly or indirectly contest or aid in contesting the ownership of the Product Domain Names, or to take any action whatsoever in derogation of Merck’s claimed rights therein.  Buyer shall not, and shall cause its Affiliates and sublicensees not to (a) use or to register any domain name or any social media identifier that consists of or incorporates, in whole or in part, (i) any of the Merck Marks or, subject to Section 3.10.2, Licensed Trademarks or (ii) any term that is confusingly similar to, a colorable imitation of, or deceptive with respect to, or that dilutes any of the Merck Marks or Licensed Trademarks or (b) knowingly do any act that is likely to materially impair Merck’s proprietary rights in or to the Product Domain Names.  Buyer shall submit to Merck for review and prior approval, any proposed use of any Product Domain Names, to the extent materially different from any previously approved use; provided that the foregoing review and prior approval by Merck shall be deemed completed and approved, if Merck fails to respond to any such request for approval within ten (10) Business Days of Merck’s receipt of such written request.

3.10.2           Registration and Maintenance; Use of Product Domain Names.

(a)           Subject to the remainder of this Section 3.10.2, (a) Merck, at its sole cost and expense, shall register, as applicable, and maintain the Product Domain Names and (b) neither Party shall intentionally take, or fail to take, any action which may reasonably be expected to jeopardize the use, value, validity, or enforceability of the Product Domain Names.  Merck shall not allow any registration of the Product Domain Names to lapse, without first providing Buyer with timely written notice thereof and offering to transfer to Buyer such Domain Name, at Buyer’s sole cost and expense.

(b)           Merck shall use the technical contact and server information as Buyer may reasonably designate for use with each Product Domain Name, as Buyer may identify, to give Buyer control over the use of such Product Domain Name and over the administration and management of any website and web content associated with such Product Domain Name.  Merck shall not change the technical contact or server information for any of the Product Domain Names or take any action to direct Internet traffic to any of the Product Domain Names to any server or IP address other than those identified by Buyer.  Merck may, from time to time, change the registrar for a Product Domain Name and Buyer agrees to assist and cooperate with Merck, the old registrar or the new registrar in any way necessary to effectuate such a change of registrar.

(c)           Buyer shall incorporate into all Product Domain Name Websites prominent notices of its own corporate name, that it is using the Licensed Trademarks and Product Domain Names under license from Merck Sharp & Dohme Corp. for the US only, and that the website is for use in the US only.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.10.3           Country-Specific Traffic.  Buyer and Merck shall cause traffic to the Product Domain Names, which traffic originates within a country outside its respective Territory, to be re-directed to such ccTLD as relevant party may designate in writing.  Among other techniques that the Parties may mutually agree for re-directing traffic is the placement of a hyperlink on the homepage of the generic “.com” top-level Product Domain Names, which hyperlink shall be placed in a manner, form and style mutually agreeable to the Parties, each acting reasonably.

3.10.4           Enforcement.  If Buyer becomes aware of any use, trafficking, or registration of a Product Domain Name, Buyer shall promptly notify Merck of such use or trafficking or registration.  Merck may take any action and institute legal, administrative or other proceedings relating to the use, trafficking, or registration of such Product Domain Names as Merck, in its sole discretion, deems fit.  Buyer shall execute any and all documents and shall take such actions as may be reasonably necessary to carry out such proceeding or litigation, including becoming a nominal party to any legal action.  If Merck fails to take any action within ninety (90) days after notification of such use, trafficking or registration, or notifies Buyer that it will not take any action, then Buyer may take any action and institute legal, administrative or other proceedings relating to such use, trafficking or registration as Buyer, in its sole discretion, deems appropriate.  Merck agrees to execute any and all documents and to do such acts as may be reasonably necessary to carry out such proceeding or litigation, including becoming a nominal party to any legal action.  Each Party shall bear its own costs and expenses relating to any enforcement action commenced pursuant to this Section 3.10.4 and any settlements and judgments with respect thereto.

3.11             Product Marketing Materials.

3.11.1           From and after the Effective Date, (i) Buyer and its Affiliates shall not create new marketing and promotional materials for the Product that contain the Merck Marks, and (ii) Buyer and its Affiliates can create new marketing and promotional materials for the Product in the Territory that do not contain any Merck Marks.

3.11.2           Subject to the licenses granted in this Agreement, for a period of no more than nine (9) months following the Closing Date, Buyer may use, at Buyer’s own and sole risk, the remaining inventory of the Product Marketing Materials transferred to Buyer hereunder in connection with its own marketing and promotion of the Product in the Territory and in accordance with all applicable Law.

3.11.3           Notwithstanding anything to the contrary contained herein, Buyer is not acquiring any right, title or interest in or to any content, image or copyrights contained in any Product Marketing Materials and Buyer shall have no rights to repurpose or use any such content, image or copyrights, except that Buyer may distribute the Product Marketing Materials “as-is” and without modification as set forth in Section 3.11.2.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.	CLOSING

4.1           Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m. Eastern Time at Merck’s offices at One Merck Drive, Whitehouse Station, NJ 08889, on the date hereof, or at such other time, date or place agreed to in writing by Buyer and Merck (the day on which the Closing takes place being the “Closing Date”). The Closing shall be deemed to have occurred as of 12:01 am Eastern Time on the Closing Date.

4.2           Merck’s Closing Deliveries.  At the Closing, simultaneously with Buyer’s deliveries hereunder, Merck is delivering to Buyer all of the following documents, certificates and instruments:

4.2.1           Merck (or its Affiliate) shall have executed and delivered, as applicable, all of the following documents which are required to be delivered by Merck and Inspire hereunder at the Closing:

(a)           the Supply Agreement;

(b)           the Transition Services Agreement;

(c)           the Bill of Sale; and

(d)           such other documents as are required to be delivered by Merck at the Closing pursuant to this Agreement (including unredacted copies of the Inspire Contracts).

4.2.2           Merck shall have delivered, or cause to be delivered, to Buyer:

(a)           original stock certificates evidencing the Inspire Stock duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank.

4.3           Buyer’s Closing Deliveries.  At the Closing, simultaneously with Buyer’s deliveries hereunder, Buyer is delivering to Merck all of the following documents, certificates and instruments:

4.3.1           Buyer shall have delivered the Purchase Price by wire transfer of immediately available funds to the accounts previously designated by Merck in writing.

4.3.2           Buyer (or its Affiliate, as applicable) shall have executed and delivered all of the following documents which are required to be delivered by Buyer hereunder at the Closing:

(a)           the Supply Agreement;

(b)           the Transition Services Agreement;

(c)           the Bill of Sale;

(d)           the Parent Guaranty; and

(e)           such other documents as are required to be delivered by Buyer at the Closing pursuant to this Agreement.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.3.3           Buyer shall have delivered to Merck:

(a)           a certificate evidencing the Buyer Insurance, as described in Section 12.7.

4.4           Transfer Taxes.  Notwithstanding anything to the contrary in Section 7.8, Buyer shall be responsible for all applicable Taxes and all recording and filing fees that may be imposed, assessed or payable by reason of the operation or as a result of this Agreement, including the sales, transfers, licenses and assignments contemplated hereby, except for Merck’s or any Merck Affiliate’s net income and capital gains Taxes or franchise or other Taxes based on Merck’s or any Merck Affiliate’s net income (“Transfer Taxes”).

4.5           Steps to be Taken After Closing.  After the Closing, (i) Merck shall file the Merck FDA Letters with the FDA and the Merck Health Canada Letters with Health Canada no later than one (1) Business Day after the Closing Date and (ii) Buyer and Inspire shall file (A) the Buyer FDA Letters and the Inspire FDA Letters with the FDA and (B) the Inspire Health Canada Letters with Health Canada no later than one (1) Business Day after the Closing Date.

4.5.1           Within a reasonable time, but in no event later than thirty (30) days after the Closing Date, Merck shall deliver to Buyer, at Buyer’s cost by shipment to a destination in the Territory specified by Buyer, (a) an electronic copy of the Health Registrations and (b) an electronic or hard copy of all other Documents. Notwithstanding any provision of this Agreement to the contrary, Merck shall have the right to retain copies of the Health Registrations and the Documents for its records.  For clarity, the documents set forth on Schedule 7.11.2 shall be provided in accordance with Section 7.11.

4.5.2           Any Adverse Experience reports in the Territory received by Merck or its Affiliates before the Closing Date and required to be reported to the FDA, but not yet reported to the FDA as of the Closing Date, shall be provided to Inspire within fifteen (15) days after the Closing Date.

5.	MERCK’S REPRESENTATIONS AND WARRANTIES

5.1           Representations and Warranties of Merck.  Except as set forth on the disclosure schedule(s) attached hereto, Merck hereby represents and warrants to Buyer that the statements contained in this Article 5 are true and correct as of the date of this Agreement, as if made on that date, except for those representations and warranties that refer to facts existing at a specific date, in which case such representations shall be true and correct as of such date:

5.1.1           Corporate Status.  Merck & Co., Inc. is a corporation duly organized, validly existing and in good standing under the Laws of the State of New Jersey.  MSD is a corporation duly organized, validly existing and in good standing under the Laws of the State of New Jersey.  Inspire is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Inspire is duly qualified to conduct business and is in good standing under the Laws of each jurisdiction set forth on Schedule 5.1.1 hereto, except for such of those jurisdictions in which the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Inspire’s businesses or the ownership or leasing of its properties.  Inspire has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it as now being conducted and used. Inspire is not in default under or in violation of any provision of its certificate of incorporation or bylaws.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.1.2           Authority and Binding Effect.  The execution, delivery and performance by Merck and Inspire of this Agreement and each of the Ancillary Agreements, and each of the instruments contemplated hereby and thereby to which Merck and/or Inspire is a party, are within Merck’s and/or Inspire’s corporate power, have been (and with respect to the Ancillary Agreements will be as of the Closing Date) duly approved and authorized by all necessary corporate action on the part of Merck and/or Inspire and do not and will not, subject to Section 2.7, contravene or constitute a default under any provision of the certificate of incorporation or bylaws of Merck and/or Inspire or any provision of applicable Law or of any judgment, injunction, order or decree binding upon Merck and/or Inspire, or any indenture, bank loan, credit, or other Contract binding upon Merck and/or Inspire.  This Agreement, the Ancillary Agreements and each of the instruments contemplated hereby and thereby to which Merck and/or Inspire is a party is a legal, valid and binding agreement of Merck and/or Inspire enforceable in accordance with its terms, except that such enforcement may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws (whether statutory, regulatory or decisional), now or hereafter in effect, relating to or affecting the rights of creditors generally or by equitable principles (regardless of whether considered in a proceeding at law or in equity).

5.1.3           Consents.  Except for (a) the approval of each applicable Governmental Authority that is required for the transfer of each Health Registration and the documents to be filed to obtain such approval and transfer, and (b) subject to Section 2.7, the execution, delivery and performance by Merck and/or Inspire of this Agreement and the Ancillary Agreements and each of the instruments contemplated hereby and thereby to which Merck and/or Inspire is a party, and the consummation by Merck and/or Inspire of the transactions contemplated hereby and thereby, require no action by or in respect of, approval, authorization or consent of, or filing with, any Governmental Authority or approval, authorization or consent of any Person.

5.1.4           Authorized Capital Stock of Inspire.  The authorized capital stock of Inspire consists solely of 1000 shares of common stock, par value $0.01 per share, of which 200 shares are issued and outstanding.  Merck owns of record and beneficially such 200 shares of issued and outstanding common stock of Inspire (the “Inspire Stock”) free and clear of all Liens and Encumbrances, except any restriction on transfer of the Inspire Stock that may be imposed by applicable securities laws.  All of the Inspire Stock has been duly authorized and validly issued, is fully paid and nonassessable, and has not been issued in violation of the preemptive rights or other similar rights of any Inspire stockholder.  All of the Inspire Stock has been offered, issued and sold by Inspire in compliance with all applicable federal and state securities Laws.  There are no outstanding subscriptions, options, warrants, rights, calls, “phantom” stock rights, convertible or exchangeable securities, stock appreciation rights, or other Contracts (other than this Agreement) granting to any Person any interest in or right to acquire at any time, or upon the happening of any stated event, any capital stock of Inspire, or any interest in, exchangeable for, or convertible into, capital stock of Inspire.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.1.5           Inspire Charter Documents.  Merck has made available to Buyer complete and accurate copies of the certificate of incorporation and bylaws of Inspire as in effect on the Closing Date; provided that certain personal information contained therein has been redacted to protect the identity of the affected individuals.

5.1.6           Financials.  All historical financial information set forth on Schedule 5.1.6 is correct in all material respects with respect to the past performance of the Products as of the Effective Date as set forth therein.

5.1.7           Title to Assets.  Inspire is the legal and beneficial owner of the Inspire Assets (other than the Inspire Patents and the Inspire Licensed Trademarks) owned by Inspire as of the Closing Date and Merck or its Affiliates, as applicable, is the legal and beneficial owner of the Purchased Assets, free and clear of all Liens and Encumbrances other than Permitted Encumbrances.

5.1.8           Other Assets and Liabilities.  Except for the Inspire Assets, Inspire has no material assets or properties.  Except for the Actions set forth on Schedule 5.1.12, the Assumed Liabilities, the Product Liabilities and any Excluded Taxes not yet due and payable, Inspire has no Liabilities accrued or otherwise payable as of the Closing Date.

5.1.9           Inspire Contracts.  Except as otherwise set forth on Schedule 5.1.9, Merck has made available to Buyer complete and correct copies of the Inspire Contracts.  Inspire is not a party to any Contract other than the Inspire Contracts.  Each of the Inspire Contracts is in effect as of the Closing Date and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of Merck or Inspire, as applicable, and the other parties thereto.  Neither Merck nor Inspire, nor, to the Knowledge of Merck, any other party thereto has failed to perform or is otherwise in breach in any material respect of any of the Inspire Contracts.  Neither Merck nor any of its Affiliates has received any written notice of termination, cancellation or non-renewal with respect to any Inspire Contract, and to the Knowledge of Merck, no other party to an Inspire Contract plans to terminate, cancel or not renew such Contract.

5.1.10        Compliance.

(a)           To the Knowledge of Merck, each of Merck and Inspire is currently conducting, and for the two (2) year period prior to the Closing has conducted, its businesses with respect to the Products in the Territory in compliance in all material respects with each applicable Law, except for any failures to comply that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)           Except as otherwise set forth on Schedule 1.53, each of the Health Registrations that is listed as approved on Schedule 1.53, has been approved by the FDA or Health Canada, as applicable, and such approval remains in effect in the Territory, and each such Health Registration has been compiled and maintained in material compliance with the Act.  There is no action or proceeding by any Governmental Authority pending or, to the Knowledge of Merck, threatened seeking the revocation or suspension of any such Health Registration.  For the two (2) year period prior to the Closing, Merck or its Affiliates have filed with the FDA or Health Canada, as applicable all notices, supplemental applications and annual or other reports, including Adverse Experience reports, required by applicable Law with respect to such Health Registrations.

(c)           During the two (2) year period prior to the Closing, there have been no written Adverse Experience claims or complaints made or brought against Merck or Inspire in the Territory specifically relating to the safety or efficacy of any Product in the Territory that would reasonably be expected to have a Material Adverse Effect, other than those contained or disclosed in the Health Registrations or Merck’s global safety database or otherwise disclosed by Merck (or its Affiliate) to Buyer (or its Affiliate).

(d)           During the two (2) year period prior to the Closing, there has not been any occurrence of any product recall, market withdrawal or replacement or similar regulatory actions concerning the Products in the Territory conducted by Merck or Inspire in the Territory, or any product recall, market withdrawal or replacement or similar regulatory actions conducted by or on behalf of any Governmental Authority against Merck or Inspire in the Territory as a result of any alleged defect in the Products in the Territory, except as otherwise disclosed by Merck (or its Affiliate) to Buyer (or its Affiliate).  Neither Inspire nor Merck possesses any Recorded Information from any Governmental Authority requesting the recall or withdrawal of any Product.

(e)           None of Merck, any Affiliate of Merck or Inspire has been debarred or is subject to debarment pursuant to Section 306 of the Act or is the subject of a conviction described in such section, in each case with respect to the Products.

5.1.11        Health Registrations.  The manufacture, marketing, sale and distribution of the Products for sale in the Territory at all times during the two (2) year period prior to the Closing has been conducted in material compliance with the Health Registrations, and Merck is (and has been at all times during the two (2) year period prior to the Closing) in material compliance with all the Health Registrations.  To the Knowledge of Merck, the Health Registrations contain all of the available (i.e., in Merck’s possession as Recorded Information) material information concerning side effects, injury, toxicity or sensitivity reaction, or unexpected incidents, whether or not Serious or Unexpected, relating to the Products in the Territory received by Merck, Inspire and their Affiliates and required by applicable Law to be reported to the FDA and included as part of such Health Registration (“Adverse Experience”), during the time from the original filing of the Health Registrations through the Closing Date.  To the Knowledge of Merck, Health Registrations do not contain any false or materially misleading information. None of Merck or any of its Affiliates has received any written notice from any Governmental Authority that there are any circumstances currently existing which might reasonably be expected to lead to any loss or refusal to renew any Health Registration, and to the Knowledge of Merck, no such circumstances currently exist.  Neither Merck nor any of its Affiliates has committed fraud in relation to the filing or acquisition of any Health Registration or used unfair methods of competition in connection with such filing or acquisition, in each case, in non-compliance with applicable Law.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.1.12        Litigation.  Except for the Actions identified on Schedule 5.1.12 hereto, there is no action, suit or proceeding, claim, arbitration, litigation or investigation in the Territory (each, an “Action”) pending or, to the Knowledge of Merck, threatened against or affecting Inspire or the Products.

5.1.13        Intellectual Property.

(a)           To the Knowledge of Merck, the sale, manufacture and import of Products in the Territory by Merck and its Affiliates as of the Effective Date, or use of the Inspire Trademarks, Inspire Licensed Trademarks, Inspire Patents, Licensed Patent, Licensed Trademarks and the Manufacturing Know-How as they are now being used, or have been used during the two (2) year period prior to the Effective Date, by Merck and its Affiliates in connection with the Products in the Territory, in each case does not currently infringe or misappropriate the intellectual property rights of any Person in the Territory.  Neither Merck nor any of its Affiliates possesses any Recorded Information from any Person asserting, and to the Knowledge of Merck there is not, any claim, or assertion alleging, that the sale, manufacture and import of Products in the Territory by Merck and its Affiliates as of the Effective Date, or use of Inspire Trademarks, Inspire Licensed Trademarks, Inspire Patents, Licensed Patent, Licensed Trademarks or the Manufacturing Know-How as they are now being used, or have been used during the two (2) year period prior to the Effective Date, by Merck and its Affiliates in connection with the Products in the Territory, infringe or misappropriate the intellectual property rights of any Person in the Territory.

(b)           None of the Inspire Trademarks or Licensed Trademarks is or, during the two (2) year period prior to the Closing has been, the subject of any opposition, cancellation, abandonment or similar proceeding, and neither Merck nor any of its Affiliates possesses any Recorded Information from any Person asserting, and to the Knowledge of Merck there is not, any claim or assertion to the contrary.

(c)           Merck has not given written notice to any third parties in the three (3) years prior to the Closing Date asserting infringement by such third party of the Licensed Trademarks, Inspire Trademarks or Licensed Patent in the Territory.

(d)           All application fees and expenses, annuities, registration, maintenance and renewal fees due in connection with the Licensed Patent have been paid in a timely manner at all times during the three (3) year period immediately prior to the date hereof.  To the Knowledge of Merck, no loss of any of the Licensed Patent is pending, reasonably foreseeable or threatened except for any loss that would result from the failure to respond in a timely manner to a pending demand, notice or office action issued by the U.S. Patent and Trademark Office.  There are no final deadlines for paying any unpaid application fees or expenses, annuities, registration, maintenance or renewal fees for any Licensed Patent, and no deadlines for responding to a pending demand, notice or office action issued by the U.S. Patent and Trademark Office, within two (2) months after the Closing Date.  To the Knowledge of Merck, Merck has complied with all other formal legal requirements to maintain in full force the Licensed Patent.  To the Knowledge of Merck, all registered, granted or issued Patents included in the Licensed Patent are as of the Closing Date valid, enforceable and subsisting.  To the Knowledge of Merck, Merck is not aware of any acts or omissions that reasonably could be construed as inequitable conduct by Merck that would adversely affect the Licensed Patent.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.1.14        Taxes.  There are no Liens and Encumbrances for Taxes upon the assets or properties of Inspire, except for statutory Liens and Encumbrances for current Taxes not yet due or Liens and Encumbrances in respect of Taxes that are being contested in good faith by appropriate proceedings.  Inspire is not party to any Contract relating to the indemnification, sharing or allocation of Taxes and does not have any liability for Taxes of any Person under Treasury Regulation § 1.1502 6, or any similar state, local or foreign Tax law, as a transferee or successor, or otherwise.

5.1.15        Environmental Matters.

(a)           Since May 1, 2011, to the Knowledge of Merck, there has been no release, transportation, use or disposal of any substance that has been designated by any Governmental Authority or by applicable Law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment (a “Hazardous Material”) in contravention of applicable environmental Law with respect to the Products, Purchased Assets, Inspire Assets or the business of Inspire, in each case, in the Territory.

(b)           Since May 1, 2011, no action, proceeding (including administrative proceedings), investigation, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the Knowledge of Merck, threatened, concerning any Hazardous Material of Merck or Inspire, or their respective Affiliates, related to the Products, Purchased Assets, Inspire Assets or the business of Inspire, in each case, in the Territory.

5.1.16        Employment Matters.  Inspire is and has been in compliance with all applicable Laws relating to labor and employment practices, including  all applicable Laws relating to terms and conditions of employment, wages, hours, collective bargaining, workers’ compensation, occupational safety and health, equal employment opportunity, immigration and employee classification.  Inspire is not the subject of any proceeding asserting that Inspire has committed an unfair labor practice or seeking to compel Inspire to bargain with any labor union or labor organization.  No grievance, claim or arbitration demand with respect to an employee of Inspire, whether or not filed pursuant to a collective bargaining contract, has been filed or, to the Knowledge of Merck, threatened or is pending against Inspire.  No breach of contract or denial of fair representation claim with respect to any employee of Inspire has been filed, is pending or, to the Knowledge of Merck, is threatened against Inspire.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.1.17        Employee Benefit Plans.  Inspire does not maintain, and does not have any outstanding or ongoing obligation to make contribution to, any employee benefit plan (an “ERISA Plan”) within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any other retirement, profit sharing, equity compensations, bonus, vacation pay, fringe benefits or other employee benefit plan (a “Non-ERISA Plan”).  Inspire is not liable to any Person with respect to obligations under any ERISA Plan or any Non-ERISA Plan, other than with respect to severance benefits for which Merck shall be responsible.  The consummation of the transactions contemplated by this Agreement will not entitle any employees or former employees of Inspire to accelerate the time of payment of any benefits under an ERISA Plan or Non-ERISA Plan or increase the amount of compensation due to any such employee or former employee, other than payment of severance benefits for which Merck shall be responsible.

5.1.18        Indebtedness; Bank Accounts.  Inspire has no outstanding Indebtedness.  Other than those bank accounts that are part of a pool of bank accounts under a Merck (or Affiliate) pool header, Inspire has no separate bank accounts maintained by or for the benefit of Inspire at any bank or other financial institution.

5.1.19         No Broker.  There is no broker, finder, financial advisor or other Person acting or who has acted on behalf of Merck who is entitled to receive any brokerage or finder’s or financial advisory fee from Merck, Inspire or Buyer in connection with the transactions contemplated by this Agreement.  Merck shall be solely responsible for any such brokerage or finder’s or financial advisory fee agreed to by Merck with respect to the transactions contemplated by this Agreement.

5.1.20        Transfer Agreement representation and warranty. Merck represents and warrants to Buyer that the Transferred Assets and Liabilities (as defined in the Transfer Agreement) exclude any and all assets, properties, rights and interests in the possession of Inspire reasonably necessary for the distribution, use, sale, offer for sale and marketing of the Products for the Approved Indications in the Territory as of the Closing Date.

5.2           Limitation on Merck’s and Inspire’s Representations and Warranties.  BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT AND THE ANCILLARY AGREEMENTS, NEITHER MERCK NOR INSPIRE HAS MADE ANY REPRESENTATION OR WARRANTY WHATSOEVER AND BUYER HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, EXCEPT THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND ANCILLARY AGREEMENTS.

6.	BUYER’S REPRESENTATIONS AND WARRANTIES

6.1           Representations and Warranties of Buyer.  Buyer hereby represents and warrants to Merck that the statements contained in this Article 6 are true and correct as of the date of this Agreement, as if made on that date, except for those representations and warranties that refer to facts existing at a specific date, in which case such representations shall be true and correct as of such date:

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.1.1           Corporate Status.  Buyer is a corporation duly organized, validly existing and in good standing under the Laws of Delaware.  Buyer is not in default under or in violation of any provision of its certificate of incorporation or bylaws.

6.1.2           Authority and Binding Effect.  The execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements, and each of the instruments contemplated hereby and thereby to which Buyer is a party, are within Buyer’s corporate power, have been (and with respect to the Ancillary Agreements will be as of the Closing Date) duly approved and authorized by all necessary corporate action on the part of Buyer and do not and will not contravene or constitute a default under any provision of the certificate of incorporation or bylaws of Buyer or any provision of applicable Law or of any judgment, injunction, order or decree binding upon Buyer, or any indenture, bank loan, credit, or other Contract binding upon Buyer.  This Agreement, the Ancillary Agreements and each of the instruments contemplated hereby and thereby to which Buyer is a party is a legal, valid and binding agreement of Buyer enforceable in accordance with its terms, except that such enforcement may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws (whether statutory, regulatory or decisional), now or hereafter in effect, relating to or affecting the rights of creditors generally or by equitable principles (regardless of whether considered in a proceeding at law or in equity).

6.1.3           Consents.  Except for the approval of each applicable Governmental Authority that is required for the transfer of each Health Registration and the documents to be filed to obtain such approval and transfer,  the execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements and each of the instruments contemplated hereby and thereby to which Buyer is a party, and the consummation by Buyer of the transactions contemplated hereby and thereby, require no action by or in respect of, approval, authorization or consent of, or filing with, any Governmental Authority or approval, authorization or consent of any Person.

6.1.4           No Broker.  Other than Blair Gibson, there is no broker, finder, financial advisor or other Person acting or who has acted on behalf of Buyer entitled to receive any brokerage or finder’s or financial advisory fee from Buyer, Inspire or Merck in connection with the transactions contemplated by this Agreement.  Buyer shall be solely responsible for any such brokerage or finder’s or financial advisory fee agreed to by Buyer with respect to the transactions contemplated by this Agreement.

6.1.5           Litigation.  There is no Action pending or, to the knowledge of Buyer, threatened against Buyer which might prevent the consummation of any of the transactions contemplated by this Agreement.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.1.6           Health Registrations.  As of the Closing Date, Buyer or its Affiliates shall have the full corporate and regulatory authority to own, hold and use the Health Registrations.

6.1.7           Financial Capacity.  As of the Closing Date, Buyer has adequate financial resources to complete the transactions contemplated hereby, to perform its obligations under this Agreement, and to pay the Purchase Price without obtaining future or contingent third party financing.

6.1.8           Compliance with Laws.  To the knowledge of Buyer, neither Buyer nor any of its Affiliates is in violation of any applicable Laws, whether relating to Products or otherwise, which may materially adversely affect or prevent or enjoin the transactions contemplated under this Agreement.

6.1.9           Debarred Personnel.  Buyer has not been debarred and is not subject to debarment pursuant to Section 306 of the Federal Food, Drug and Cosmetic Act, as amended, nor is it the subject of a conviction described in such Section.

6.1.10         Filing Thresholds.  Buyer, or if different, its Ultimate Parent Entity, has determined, to the best of Buyer’s knowledge, pursuant to 16 C.F.R. § 801.10 that the transaction considered in this Agreement does not satisfy the jurisdictional thresholds described in 15 U.S.C. § 18a(B)(i).  The term “Ultimate Parent Entity” has the meaning set forth in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder

6.1.11         No Reliance.  Buyer and its consultants have conducted an independent investigation, review and analysis of the assets, business, condition (financial or otherwise), Liabilities, operations and prospects of Inspire, Inspire Assets, Purchased Assets, Manufacturing Know-How, Licensed Patent and Licensed Trademarks.  Neither Merck nor any of its directors, officers, Affiliates, managers, members, partners, employees, consultants, agents, counsel or advisors makes or has made any representation or warranty, express or implied, to Buyer or any of its Affiliates (except for the representations and warranties expressly made by Merck in this Agreement, or in any certificates or instruments delivered at Closing by Merck pursuant to this Agreement), and without limiting the generality of the foregoing, no representation or warranty is made with respect to any financial projections or materials, the confidential information memorandum delivered to Buyer or any of its Affiliates or financing sources, any “management presentations” or accompanying materials, in any information or materials provided in response to information requests, or any “data room” or “virtual data room” (except as expressly set forth in this Agreement or in any certificates or instruments delivered at Closing pursuant to this Agreement).

6.2           Limitation on Buyer’s Representations and Warranties.  MERCK ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT AND THE ANCILLARY AGREEMENTS, BUYER HAS MADE NO REPRESENTATION OR WARRANTY WHATSOEVER AND MERCK HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, EXCEPT THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE ANCILLARY AGREEMENTS.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.	COVENANTS

7.1           Performance of this Agreement and the Ancillary Agreements.  From and after the Closing Date, each party shall perform and shall cause its Affiliates to perform their obligations under this Agreement and the Ancillary Agreements in accordance with the terms and conditions thereof.

7.2            [***] ; Other Excluded Litigations.

7.2.1           Notwithstanding other terms or conditions of this Agreement, Merck shall have the exclusive right and authority, prior to and after the Closing, at Merck’s sole cost and expense and with Merck’s choice of counsel, to prosecute or defend, as the case may be, the [***]  into [***]  being [***]  the [***]  and any other Excluded Litigations.

7.2.2           Merck also shall have the exclusive right and authority to enter into a civil settlement resolving  [***] or any other settlement regarding any other Excluded Litigation (each, a “Settlement”).  Buyer agrees that any Settlement and any accompanying court filings may identify Inspire as the named defendant.  Buyer and Inspire shall not object or otherwise interfere with Merck's right and authority to enter into a Settlement.  Each of Buyer and Inspire expressly covenants to execute any and all documents necessary to effectuate any such Settlement.  Subject to any applicable confidentiality restrictions, Merck shall provide Buyer with reasonable notice of reaching (i) [***] or (ii) an agreement in principle with the counterparty to any other Excluded Litigation (an “Excluded Litigation Counterparty”) with respect to any other Excluded Litigation.  Notwithstanding that [***] and other Excluded Litigations are Excluded Liabilities and notwithstanding Section 12.1, Buyer and Inspire (and their respective Affiliates) shall, at Buyer’s cost, comply with any such Settlement, [***] ; provided, however, that solely with respect to the Investigation, Merck shall reimburse Buyer for Buyer’s reasonable, actual and documented out-of-pocket costs and expenses directly incurred by Buyer to implement such activities in order to comply with the Settlement of the Investigation but only up to a maximum of [***] .

7.2.3           Merck agrees to indemnify and hold Buyer and Inspire harmless for any amount owed [***] the Settlement [***] or any amount owed to any Excluded Litigation Counterparty for a Settlement of any other Excluded Litigation, regardless of whether such amounts become due prior to or after the Closing.  For clarity, the foregoing shall only apply with respect to express monetary amounts agreed to by Merck to be directly payable as part of such Settlement, and shall not apply with respect to any amounts which may be incurred by Buyer or Inspire as a result of activities undertaken in order to comply with any such Settlement.

7.2.4           Each of Buyer and Inspire agrees that, upon the request of Merck, it will use commercially reasonable efforts to assist Merck in defending and settling [***] and any other Excluded Litigation, at Merck’s sole cost and expense, including providing access to documents and information.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.2.5           Merck shall promptly provide Buyer with a copy of [***]  with [***] with respect to [***]  specifically relating to the [***] , in each case to the extent such  [***]  could reasonably be expected to result in [***] after the Closing Date.  If requested by Buyer in writing, Merck shall request with the [***] as applicable, that Buyer be allowed to [***] Merck and the [***] with respect to [***] relating to the [***], as applicable, that could reasonably be expected to result in [***] after the Closing Date.

7.2.6           Merck and Buyer agree that the terms of this covenant are subject to the existing confidentiality agreement between the parties.  For the avoidance of doubt, each of the parties to this Agreement that is not a party to the confidentiality agreement expressly undertakes to be bound by and comply with the terms of the confidentiality agreement, mutatis mutandis.

7.3           Maintenance of Entries in the Clinical Trials Registry Located at www.clinicaltrials.gov.  Buyer will assume all roles of “Responsible Party” as defined in FDAAA801 and will be responsible for complying with FDAAA 801 Law (as described on http://clinicaltrials.gov/ct2/manage-recs/fdaaa) regarding the entry and maintenance of clinical study data for the Products in the Territory.  Also, Buyer must provide a contact within the company so the transfer of Sponsorship from Merck to Buyer can take place on the NIH website:  clinicaltrials.gov within thirty (30) days of the Closing Date.

7.4           Further Assurances.  Each of Merck and Buyer shall, at any time or from time to time after the Closing Date, at the request and expense of the other, execute and deliver to the other all such instruments and documents or further assurances as the other party may reasonably request in order to sell, assign and transfer to Buyer Merck’s and Merck’s Affiliates’ right, title and interest in and to the Inspire Stock and Purchased Assets as contemplated hereby; provided, however, that after the Closing Date, apart from such customary further assurances, Merck shall have no other obligations to Inspire or Buyer except as specifically set forth and described herein or in any of the Ancillary Agreements, and without limitation of the foregoing Merck shall have no obligation to (a) assist or otherwise participate in the amendment or supplementation of the Health Registrations or any filings or other activities relating to the Health Registrations, or (b) assist or otherwise participate in efforts to validate, continue or improve any process for or related to the Manufacture of the Products, or (c) provide any technology transfer or otherwise deliver or license Manufacturing Know-How to Buyer or Inspire or provide any other assistance to Buyer or Inspire related to Manufacture of the Products.

7.5           Cooperation with Respect to Inspire Assets, Purchased Assets, Assumed Liabilities, Excluded Assets, Excluded Liabilities and Excluded Business.

7.5.1           From and after the Closing Date, (i) Merck shall make available to Buyer and Inspire during normal business hours and upon reasonable prior written notice, but without unreasonably disrupting its business, all records related to the Inspire Assets, Purchased Assets, Assumed Liabilities, held by Merck and reasonably necessary to permit the defense or investigation by Buyer and/or Inspire of any litigation, hearing, regulatory proceeding or investigation directly relating to the Inspire Assets, Purchased Assets, Assumed Liabilities and (ii) Buyer and Inspire shall make available to Merck during normal business hours and upon reasonable prior written notice, but without unreasonably disrupting their business, all records related to the Inspire Assets, Purchased Assets, Assumed Liabilities, Excluded Assets, Excluded Liabilities and Excluded Business held by Buyer and Inspire and reasonably necessary to permit the defense or investigation by Merck (or any of its Affiliates) of any litigation, hearing, regulatory proceeding or investigation directly relating to the Inspire Assets, Purchased Assets, Assumed Liabilities, Excluded Assets, Excluded Liabilities or Excluded Business.  The parties hereto shall preserve and retain all such records for the length of time contemplated by its standard record retention policies and schedules; provided, however, that in no event from and after the Closing Date shall Merck be required to supply any Manufacturing Know-How to Inspire or Buyer or to assist Inspire or Buyer in any validation process or other regulatory process or proceeding related to the Manufacture of the Products or any other product, except as specifically set forth in Section 7.11 or the Ancillary Agreements.  Merck, Inspire and Buyer shall not be required by this Section 7.5.1 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations, and without limitation on the foregoing, neither Merck nor any of its Affiliates shall have any obligation under this Agreement to agree to sell or transfer any of their interests in any of their assets other than the Inspire Stock and Purchased Assets or to modify any contractual arrangements between Merck and its Affiliates.  In performing their obligations pursuant to this Agreement, the parties hereto agree and covenant that they will comply with all applicable Laws.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.5.2           Merck prepared each of the Schedules setting forth the Inspire Assets and the Purchased Assets (the “Assets Schedules”) so as to identify those types of assets, properties, rights and interests in the possession of Merck and its Affiliates (including Inspire) used solely in the distribution, use, sale, offer for sale and marketing of the Products in the Territory as of the Closing Date.  In the event that after the Closing Date it is determined by the Parties that an asset should have been included in the Purchased Assets or the Inspire Assets but was inadvertently omitted from the Assets Schedules, in the event that Merck has not sold or disposed of such asset, Buyer’s sole remedy shall be for Merck, Inspire and Buyer to amend the relevant Asset Schedule to incorporate such asset thereon as Inspire Assets or Purchased Assets, as applicable, and such assets shall be transferred to Buyer or Inspire, as applicable, in accordance with the terms and conditions contained herein; provided, however, that the effective date for any such transfer shall be deemed to be the Closing Date.

7.5.3           Each of Buyer and Inspire represents, warrants and covenants that it shall not, and it shall cause its Affiliates not to, assert any claim of ownership of or interest in any asset, property, right or interest of any kind of Inspire that relates in any way to the Excluded Business or any other Excluded Assets, including, any asset, property, right or interest that was not transferred to Merck or its designee as a result of any defect in or unenforceability of the Transfer Agreement.  In the event that at any time after the Closing it is determined by the parties that Buyer or Inspire has legal title to, or any interest in, any asset, property, right or interest relating in any way to the Excluded Business or any other Excluded Assets, then at the expense of Merck, Buyer or Inspire promptly shall assign, convey and transfer such asset, property, right or interest to Merck or its designee for no consideration.  Each of Buyer and Inspire shall, at any time or from time to time after the Closing Date, at the request and expense of Merck, execute and deliver to the other all such instruments and documents or further assurances as Merck may reasonably request in order to sell, assign and transfer to Merck all right, title and interest in and to the assets transferred to Merck from Inspire pursuant to the Transfer Agreement.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.6           Publicity.  The parties hereto agree that no public release or announcement concerning the transactions contemplated hereby shall be issued by either party without the prior consent of Merck or Buyer, as applicable (which consent shall not be unreasonably withheld), except as such release or announcement may be required by applicable Law, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance.  Following the transfer of the Health Registrations, Buyer may issue a press release (which press release must have been approved in writing by Merck with such approval not to be unreasonably withheld or delayed) announcing the transfer of the Health Registrations of the Products to Buyer.  As soon as practicable after the Closing Date, Merck shall send a customer communication reasonably acceptable to Buyer announcing the transfer of the Health Registrations of the Products to Buyer in the Territory.

7.7           Non-Competition.  Without the express prior written consent of Buyer (such consent not to be unreasonably withheld, delayed or conditioned), Merck and its Affiliates shall not, at any time during the [***] year period from and immediately following the Closing Date, market or sell in the Territory any prescription pharmaceutical product containing a Compound as the sole active pharmaceutical ingredient and labeled for use for the Approved Indication (for the applicable Product containing such Compound), except that Merck and its Affiliates may (i) exercise its retained rights under Section 2.4 and (ii) fulfill its obligations under the Ancillary Agreements; provided, further, in the event Merck or any of its Affiliates purchases or otherwise acquires, or is acquired, by merger, purchase of assets, stock acquisition (including investing as a minority shareholder or acquiring a controlling interest) or otherwise, any Person or business or engages in any similar merger or acquisition activity with any Person (an “Acquisition Transaction”), then (x) such Person (and its Affiliates) or business shall not be subject to the provisions of this Section 7.7 and (y) any products being researched, developed, marketed or sold at the time of the Acquisition Transaction by such Person (or its Affiliates) or business shall not be subject to the provisions of this Section 7.7.  In the event that the provision of this Section 7.7 shall be deemed to exceed the time, geographic scope or other limitations permitted by applicable Law, the provisions shall be deemed reformed to the maximum extent permitted by applicable Law.

7.8           Taxes.

7.8.1           Responsibility.  Buyer and its Affiliates (including Inspire) shall bear and be responsible for and pay all applicable Taxes related to (i) the transfer to Buyer or its Affiliates of the Inspire Stock and the Purchased Assets and (ii) the promotion, marketing, sale and distribution by Buyer or its Affiliates (including Inspire) of the Products in the Territory after the Closing Date, and shall indemnify and hold Merck and its relevant Affiliates harmless from any Liability relating to such Taxes other than any Taxes based on net income and imposed on Merck resulting from such transfers.  For avoidance of doubt, Merck and its Affiliates shall charge, and Buyer shall pay, any applicable value added Taxes or other similar Taxes on turnover and related charges (“VAT”) on the Purchased Assets over and above the stated prices invoiced in connection with the applicable Bills of Sale.  VAT shall be borne exclusively by Buyer and shall not be subject to reimbursement under this Agreement.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.8.2           Liability for Taxes.  The amount of any Taxes of Inspire for any Tax period that includes (but does not end on) the Closing Date (“Straddle Period”) shall be apportioned between Buyer, on the one hand, and Merck, on the other hand, in accordance with Section 12.5.3. Merck shall terminate any Tax sharing arrangements between Merck and Inspire. In accordance with Section 7.8.5, Merck shall be entitled to reduce its share of Tax Liability for a Tax period that ends prior to or on the Closing Date or a Straddle Period using all of the available Tax attributes of Inspire (including net operating losses and Tax credits) existing as of the Closing Date. Nothing in this Agreement shall require Inspire to make any Tax election to carry back losses from any post-Closing period to any pre-Closing period.  For the avoidance of doubt, any Taxes resulting from any distributions by Inspire to Merck or any of its Affiliates occurring on or before the Closing Date shall be attributable to a Pre-Closing Tax Period and thus shall be Excluded Taxes.

7.8.3           Responsibility for Preparation and Filing of Tax Returns and Amendments.

(a)           In the case of any Tax return, report or form that Inspire is required to file for a Straddle Period, Buyer and Inspire shall provide Merck, upon Merck’s request, all information and records in its possession relating to such period to be included in such Tax return, report or form that are necessary to prepare the Tax return, report or form.  Merck shall prepare such Tax return, report or form and submit it to Inspire for its approval not less than thirty (30) Business Days prior to the due date thereof.  All such returns, reports and forms shall be prepared on a basis consistent with past practice. Upon Inspire’s approval of any such Tax return, report or form (which approval shall not be unseasonably withheld, conditioned or delayed), Inspire shall sign and timely file such return, report or form. Merck shall have the right to either (i) deliver directly to the applicable Tax authority the amount of Merck’s share of the Tax shown on the Tax return, report or form as determined in accordance with Section 7.8.2, whereupon Merck shall promptly deliver evidence of such payment to Inspire, or (ii) deliver to Inspire its bank draft or other form of payment, payable to the applicable Tax authority for the amount of Merck’s share of the Tax shown on the Tax return, report or form as determined in accordance with Section 7.8.2, in each case on or prior to the due date for such payment.

(b)           In the case of any Tax return, report or form that Inspire is required to file for a Tax period that ends prior to or on the Closing Date for which the Tax return filing date is after the Closing Date, Merck shall prepare such Tax return, report or form. All such returns, reports and forms shall be prepared on a basis consistent with past practice. Merck shall submit any such return, report or form to Inspire not less than fifteen (15) Business Days prior to the due date thereof for its approval, which shall not be unreasonably withheld, conditioned or delayed, and Inspire or Buyer, as the case may be, shall sign and timely file such return, report or form. Merck shall have the right to either (i) deliver directly to the applicable Tax authority the amount of the Tax shown on the Tax return, report or form, whereupon Merck shall promptly deliver evidence of such payment to Inspire, or (ii) deliver to Inspire its bank draft or other form of payment, payable to the applicable Tax authority, for the amount of the Tax shown on the Tax return, report or form, in each case on or prior to the due date for such payment.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)           Merck shall prepare any amended Tax returns for Inspire for Tax periods ending on or prior to the Closing Date or any Straddle Period. Any such amended return shall be prepared by Merck and furnished to Buyer or Inspire, as the case may be, for its approval at least fifteen (15) Business Days prior to the due date for filing such return. Upon Inspire’s or Buyer’s, as the case may be, approval of any such amended Tax return (which approval shall not be unreasonably withheld, conditioned or delayed), Buyer or Inspire, as the case may be, shall sign and timely file any such amended Tax return, and Merck shall indemnify and hold harmless Inspire and Buyer for any incremental Tax shown to be due on such amended Tax return.

7.8.4           Cooperation with Respect to Taxes.  Each of Merck, Inspire and Buyer shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, with the other parties hereto in preparing and filing all returns, reports and forms relating to Taxes, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all Tax periods.  Buyer or Inspire shall notify Merck within a reasonable period after the end of calendar year 2013 if Inspire joins an affiliated group within the meaning of Section 1504(a)(1) of the Code, during calendar year 2013 on or after the Closing Date.

7.8.5           Tax Attributes, Refunds and Credits.  Any available Tax attributes (including net operating losses and Tax credits) of Inspire as of the Closing Date or attributable to any Pre-Closing Tax Period shall be available to Merck to reduce the Tax Liability thereof for any Tax period ending on or prior to the Closing Date or any Straddle Period.  For the avoidance of doubt, any Tax attributes of Inspire as of the Closing Date that are not used to reduce the Tax Liability of Merck for any Tax period ended on or prior to the Closing Date or any Straddle Period pursuant to the previous sentence and the third sentence of Section 7.8.2 shall be available for use by Inspire without compensation to Merck unless such utilization by Inspire affects the ability of Merck to use any Tax attributes attributable to any Pre-Closing Tax Period in accordance with the first sentence of this Section 7.8.5. Any refunds or credits of Taxes of Inspire for any Tax period ending on or before the Closing Date shall be for the account of Merck other than any refund or credit from any required carryback of post-Closing losses to any Pre-Closing Tax Period. Any refunds or credits of Inspire for any Tax period beginning after the Closing Date, and any refund or credit from any required carryback of post-Closing losses to a Pre-Closing Tax Period, shall be for the account of Buyer.  Any refunds or credits of Taxes of Inspire for any Straddle Period shall be equitably apportioned consistent with the Tax Liabilities for such Straddle Period pursuant to Section 7.8 between Merck, on the one hand, and Buyer, on the other hand. Buyer shall, if Merck so requests and at Merck’s expense, file for and obtain any refunds or credits, or cause Inspire to file for and obtain any refunds or credits, to which Merck is entitled under this Section 7.8.5. Buyer shall permit Merck to control the prosecution of any such refund or credit claim.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.8.6           Post-Closing Transactions not in Ordinary Course.  Buyer and Merck agree to report all transactions not in the ordinary course of business occurring on the Closing Date after the Closing as occurring on the day after the Closing Date in accordance with Treasury Regulation Section 1.1502-76(b)(1)(ii)(B).

7.9           Resignations. Immediately following the Closing, Merck shall cause each of the directors and officers of Inspire to resign his or her respective position with Inspire.

7.10         Buyer Guaranty.  Buyer shall cause Inspire to perform each and every covenant and agreement of Inspire from and after the Closing Date as set forth herein when and as due in accordance with the terms hereof, and Buyer hereby guaranties the performance by Inspire of each such covenants and agreements when and as due in accordance with the terms hereof.

7.11         Technology Transfer Obligations of Merck

7.11.1         For a period of up to [***] months after the Closing Date (the “Tech Transfer Period”), Merck agrees to make available (and to cause its Affiliates, if applicable, to make available) the assistance, materials and observations set forth in Sections 7.11.2 and 7.11.3. Such assistance, materials and information obtained from such observations shall be used by Buyer, Inspire and their Affiliates and any Third Party engaged by Inspire, Buyer or their Affiliates solely to Manufacture (including secondary packaging) Merck Tech Transfer Products in accordance with the terms of this Agreement. For the avoidance of doubt (a) the parties acknowledge that the obligations set forth in this Section 7.11 shall only apply to the Manufacture of Merck Tech Transfer Products and (b) Merck shall be obligated to provide information required under this Section 7.11 only to the extent that such information (1) is reasonably necessary to successfully Manufacture Merck Tech Transfer Products, (2) is specifically set forth in Sections 7.11.2 and 7.11.3, (3) is currently possessed by Merck or its Affiliate, and (4) is available during the period commencing upon the Closing Date and ending on the last day of the Tech Transfer Period.  In order to facilitate the activities under this Section 7.11, within five (5) days after the Effective Date, each of Merck and Buyer shall identify an individual whose role will be to manage the activities under this Section 7.11 (the “Technology Transfer Team Leader”). The Technology Transfer Team Leader for each of Merck and Buyer shall provide points of contact that will be responsible for coordination of the activities under this Section 7.11.

7.11.2         Merck shall provide the following information:

(a)           Schedule 7.11.2 Material. As soon as practicable but not more than three (3) months after the Closing Date, Merck shall provide to Buyer a copy of the documents identified on Schedule 7.11.2; provided that applicable confidentiality disclosure agreements are in place between Merck and its Affiliates and Buyer, Inspire, their Affiliates and any Third Party engaged by Buyer, Inspire and their Affiliates.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)           Telephone Support. During the Tech Transfer Period, Merck shall, during normal business hours (EST), provide up to thirty (30) hours of telephone support to answer questions specific to the Manufacture of Merck Tech Transfer Products. The Merck Technology Transfer Team Leader shall identify the relevant persons associated with such Merck Tech Transfer Product who shall provide such telephone support with requisite representation from functional areas as required, not to exceed three (3) Merck full time employees per telephone support request and with reasonable effort on behalf of Buyer, Inspire and their Affiliates to provide a list of questions at least three (3) Business Days prior to requested telephone support.

(c)           Analytical Methods Transfer.  For impacted Merck Tech Transfer Products, analytical methods transfer will only apply to non-compendial analytical methods which are currently being performed at Merck release and stability test sites.   Analytical methods transfer does not apply to compendial analytical methods.

7.11.3        During the Tech Transfer Period, upon Buyer’s reasonable request, Merck shall (and shall cause it Affiliate, if applicable, to) allow Buyer to observe and note details of one commercial Manufacturing run for each Merck Tech Transfer Product at Merck’s Manufacturing facility where the Merck Tech Transfer Product is Manufactured and, to the extent a Merck Tech Transfer Product is Manufactured by a Third Party, Merck shall use commercially reasonable efforts to obtain such observation right for Buyer from such Third Party, provided applicable confidentiality disclosure agreements are in place between Merck and its Affiliates and the Buyer, Inspire, their Affiliates and any Third Party engaged by Buyer, Inspire and their Affiliates. The observations shall occur during normal business hours, via unclassified observation areas and/or without the requirement for gown or process training, during commercial Manufacturing runs for the applicable Merck Tech Transfer Product and upon agreement by Merck (such agreement not to be unreasonably withheld) as to the time and date.  Buyer may bring up to two (2) employees to observe Manufacturing and will not be provided documentation.  Buyer acknowledges that certain Merck Tech Transfer Products involve campaign style manufacturing. Accordingly, Merck shall not be obligated to engage in Manufacturing of a Merck Tech Transfer Product during any period when such Merck Tech Transfer Products are not currently being Manufactured by Merck. Notwithstanding anything to the contrary in this Agreement in no circumstances will Merck (or its Affiliates) be obligated to allow Buyer to observe any activities of Merck (or its Affiliates) (a) not related to the Merck Tech Transfer Products, and/or (b) not occurring at the Manufacturing facility where the Merck Tech Transfer Product is Manufactured.

7.11.4        For a period of ninety (90) days following the end of the Tech Transfer Period, Merck shall, during normal business hours (EST), provide up to thirty (30) additional hours of telephone support to answer questions specific to the Manufacture of COSOPT.  The Merck Technology Transfer Team Leader shall identify the relevant persons associated with COSOPT who shall provide such telephone support with requisite representation from functional areas as required, not to exceed three (3) Merck full time employees per telephone support request and with reasonable effort on behalf of Buyer, Inspire and their Affiliates to provide a list of questions at least three (3) Business Days prior to requested telephone support.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.11.5        The parties expressly agree and acknowledge that Merck (and its Affiliates) does not guarantee that after any observation described in Section 7.11.3 or the provision of the other information set forth in this Section 7.11, that Buyer, Inspire or their Third Party manufacturers will be able to Manufacture the Merck Tech Transfer Products in accordance with the Health Registrations or applicable Laws.

7.11.6        Other than the information and site visits contemplated by this Section 7.11, as set forth on Schedule 7.11.2 and as set forth in the Supply Agreement, neither Merck nor its Affiliates shall be required to supply any other technical assistance, materials or information to Buyer, Inspire, their Affiliates or any Third Party engaged by Inspire, Buyer or their Affiliates to Manufacture Merck Tech Transfer Products, including any review with any Governmental Authority and/or participation in a technical demonstration or process validation by Buyer, Inspire, their Affiliates or their Third Party manufacturers of any Merck Tech Transfer Product at any location.

7.12         Liability for Sublicensees and Subcontractors.  From and after the Closing, Buyer and Inspire shall be liable for the acts and omissions of its sublicensees or subcontractors (including any Affiliates or subsidiaries) in performing Buyer’s and Inspire’s obligations hereunder to the same extent as Buyer and Inspire would have been liable hereunder had Buyer or Inspire performed such obligations itself, and any sublicense or subcontract shall not excuse Buyer’s and Inspire’s performance of its respective obligations hereunder. Prior to or in conjunction with Buyer or Inspire entering into a sublicense or subcontract of its respective rights or obligations hereunder, Buyer and any sublicensee or subcontractor will enter into an agreement under terms identical to if not more stringent than those hereof with respect to the obligations or rights that are being sublicensed or subcontracted and with respect to the permitted uses and permitted disclosure of Manufacturing Know-How and other intellectual property rights and confidential information of Merck (or any of its Affiliates).

7.13         Maintenance of Corporation. For a minimum of twenty-four (24) months after the Closing Date, (i) Buyer and Inspire shall maintain the existence of Inspire as a corporation under the General Corporation Law of the State of Delaware and (ii) Inspire shall continue to conduct its business using the Health Registrations, Inspire Patents, Inspire Trademarks, Inspire Licensed Trademarks and Inspire Documents in all material respects. Nothing in this Section 7.13 shall limit Buyer’s or Inspire’s ability to conduct other business or to purchase or sell other products.

7.14         MyAccess OIG Matter.  Following the Closing Date, [***]

8.	REGULATORY AFFAIRS

8.1           Regulatory Compliance.

8.1.1           From and after the Closing Date, Buyer shall have the sole right and responsibility to comply with the requirements of all applicable Laws with respect to Health Registrations and the Products in the Territory (including complying with all federal and state reporting obligations relating to the distribution, possession and control of patient samples of Products in the Territory) and to maintain such Health Registrations, including paying all fees in connection therewith; provided that neither Buyer nor Inspire shall alter or impair any Health Registration in any manner that would impair Merck’s, its Affiliates’ or its Third Party designees’ ability to Manufacture the applicable Compound or the Products in accordance with its rights under this Agreement and the Ancillary Agreements.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.1.2           From and after the Closing Date, Buyer shall have the sole right and responsibility for developing, and shall promptly develop, at its own expense, new product labeling (including product identifying codes), package inserts, trade dress, imprinting and packaging as appropriate, for each Product in the Territory.  Buyer shall obtain new NDC numbers (including new NDC numbers for Inspire) and labeler codes (i.e., different from the Merck NDC Numbers) for the Products as soon as reasonably possible.  For clarity, except to the extent otherwise provided in the Supply Agreement with respect to Merck Imaged Product, Buyer, Inspire and its Affiliates shall not sell any Products bearing or under any Merck NDC Numbers.  Buyer, at its own expense, shall prepare and file with the FDA any and all reports, documents and materials, and take such other actions, as are necessary to undertake the foregoing.

8.2           Medical Inquiries.

8.2.1           From and after the Closing Date, except in the case of medical emergency or as otherwise set forth in the Supply Agreement, the Transition Services Agreement or the Pharmacovigilance Agreement, Merck shall, and shall cause its Affiliates to, promptly refer to Buyer for response all questions relating to a Product raised by health care professionals and customers in the Territory.

8.2.2           Subject to Section 8.2.1, from and after the Closing Date, Buyer shall have the sole right and responsibility to conduct all correspondence and communication with physicians and other health care professionals relating to a Product in the Territory. Buyer and Inspire shall keep such records and make such reports as shall be reasonably necessary to document such communications in compliance with all applicable regulatory requirements.

8.3           Adverse Events and Reaction Reporting.

8.3.1           Not later than sixty (60) days after the Closing Date, Inspire, Buyer, and Merck shall meet and execute a separate pharmacovigilance agreement to set forth the responsibilities of each party with respect to the pharmacovigilance matters relating to the Products in the Territory and the equivalents of such Products outside the Territory (the “Ex-Territory Products”) (the “Pharmacovigilance Agreement”).  Each party shall perform all of its obligations under the Pharmacovigilance Agreement in accordance with the terms thereof.

8.3.2           Merck and its Affiliates shall provide Buyer an electronic copy of the FDA 3500A/MedWatch form for all legacy data of Adverse Events with respect to the Products in the Territory that is within Merck’s (or its Affiliate’s, as appropriate) possession, for inclusion in Buyer’s safety database for the Products.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.3.3           Each party hereto agrees to notify the other party of any information of which such party becomes aware concerning any Adverse Events with respect to the Products or Ex-Territory Products, as applicable, occurring from and after the Closing Date, whether or not determined to be attributable to the Products or Ex-Territory Products, as applicable.  Such notice shall be provided in English within five (5) calendar days of such party becoming aware of such information where such potential Adverse Events is Serious and associated with the clinical uses, studies, investigations, tests or marketing of the Products or Ex-Territory Products, as applicable.  In all other cases, such notice shall be provided in English within thirty (30) calendar days of such party becoming aware of such information for all other Adverse Events (non-Serious expected or non-Serious unexpected Adverse Events) reported to a party in connection with the clinical uses, studies, investigations, tests or marketing of the Product or Ex-Territory Product, as applicable.

8.3.4           With respect to clinical trials being carried out by or on behalf of a party, Adverse Events reports of unexpected and fatal or life-threatening events which are possibly, probably, definitely related or of unknown relationship to the use of the Products or Ex-Territory Products, as applicable, must be forwarded to the other party within three (3) calendar days after receipt of the information.

8.3.5           It is understood and agreed that these Adverse Events reporting requirement provisions are based on the policies and procedures of the parties and regulatory reporting requirements. In the event of changes to regulatory requirements for Adverse Events reporting, the parties agree to comply with any such reasonably required revised notification requirements.

8.3.6           Buyer shall be responsible for complying with all applicable Adverse Events reporting obligations to any Governmental Authority with respect to the Products in the Territory.

8.3.7           Notwithstanding anything in this Agreement to the contrary, Merck shall have the right to review and approve any Governmental Authority correspondence, and perform any investigation, with respect to any Product sold anywhere in the Territory prior to the Closing Date.

8.3.8           For the purposes of this Section 8.3, the term “Adverse Events” means with respect to a product, any untoward medical occurrence associated with the use of such product in humans, occurring at any dose, whether expected and whether considered related to or caused by such product, including such an event or experience as occurs in the course of the use of such product in professional practice, in a clinical trial, from overdose, whether accidental or intentional, from abuse, from withdrawal or from a failure of expected pharmacological or biological therapeutic action of such product, and including those events or experiences that are required to be reported to the FDA under 21 C.F.R. sections 312.32, 314.80 or 600.80, as applicable, or to foreign governmental authorities under corresponding applicable Law outside the United States.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.4           Recalls and Withdrawals.  From and after the Closing Date, Buyer shall have the sole right and responsibility to determine whether to initiate recalls or withdrawals with respect to a Product in the Territory except (i) as otherwise provided in the Supply Agreement and/or (ii) with respect to the right and responsibility to initiate recalls or withdrawals of any Product sold prior to the Closing Date in the Territory, which right and responsibility shall be retained by Merck and its Affiliates.

8.5           Debarment; Compliance.  Buyer and Inspire shall comply with all applicable Law in connection with the manufacture, marketing, use, sale and import of the Products following the Closing Date, including the use of and exercise of the Inspire Assets, Purchased Assets Manufacturing Know-How License, Patent License and Trademark License.  Buyer and Inspire shall not, at any time use in any capacity in connection with the research, development, Manufacture, marketing, sale or distribution of the Products, any Person who has been debarred pursuant to Section 306 of the Act, or who is the subject of a conviction described in such Section.  Buyer shall notify Merck in writing promptly if it, Inspire or any other Person connected with the research, development, Manufacture, marketing, sale or distribution of the Products is debarred or is the subject of a conviction described in such Section 306 or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to Buyer’s or Inspire’s knowledge, is threatened, relating to the debarment or conviction of Buyer, Inspire or any such Person.

9.	DISTRIBUTION OF PRODUCTS AFTER CLOSING

9.1           Returned Products, Chargebacks and Rebates.

9.1.1           Promptly following the Closing Date, but in no event later than ninety (90) days after the Closing Date, Buyer shall obtain its own NDC numbers (each, a “Buyer NDC Number”) for the Products and shall have in place all resources such that sales of the Products can be accomplished under the NDC numbers of Buyer.  Except as otherwise set forth in the Supply Agreement with respect to the Merck Imaged Product, Buyer shall use a Buyer NDC Number on all invoices, orders, Product labeling, and other communications with customers and Governmental Authorities related to the Product in the Buyer Territory. For purposes of this Agreement, Buyer NDC Number shall mean a new NDC that was not used by Merck or Inspire prior to the Closing Date.

9.1.2           With respect to any Returned Products which are returned within [***]  after the Closing Date, Merck shall give credit for all such Returned Products in accordance with Merck’s standard return terms and conditions to (i) customers who purchased Returned Products from Merck or the applicable Affiliate of Merck in the Territory prior to the Closing Date, and returned such Returned Products to Merck or the applicable Affiliate of Merck in the Territory after the Closing Date within such [***] year period and (ii) Buyer, if Buyer provides reasonable documentation that it provided credit to a customer who purchased Returned Products from Merck or the applicable Affiliate of Merck in the Territory prior to the Closing Date, and returned such Returned Products to Buyer after the Closing Date within such thirty (30) day period.  Within [***] year and [***] after the Closing Date Buyer shall provide Merck with an invoice of all such Returned Products under the foregoing clause (ii), and Merck shall pay to Buyer the credit for Returned Products shown thereon within thirty (30) days after receipt.  For clarity, Merck (and its Affiliates) shall not be obligated to give a credit for any other Returned Products.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.1.3           Inspire and Buyer shall keep adequate records of any Returned Products and Inspire and Buyer shall promptly notify Merck of receipt of any Returned Products.  Inspire and Buyer shall at the request of Merck remit all such Returned Products received in the Territory to Merck at an address to be notified by Merck to Buyer, unless Merck specifically authorizes Inspire or Buyer to destroy such Returned Products at Merck’s expense, in which event Inspire and Buyer shall provide such certifications regarding the destruction and cost of destruction of such Returned Products as Merck shall reasonably require.  Inspire and Buyer shall remit Returned Products received in any country outside of the Territory to Merck or its applicable Affiliate in such country, in each case at Merck’s or such Affiliate’s expense, as directed by Merck or such Affiliate, unless Merck or such Affiliate specifically authorizes Inspire or Buyer to destroy such Returned Products at Merck’s expense, in which event Inspire or Buyer shall provide such certifications regarding the destruction and cost of destruction of such Returned Products as Merck shall reasonably require.  With respect to any destruction of Returned Product, Buyer and Inspire shall follow the reasonable instructions of Merck with respect to such destruction, and shall only use incinerators approved by Merck.

9.1.4           With respect to any Product sold following the Closing Date bearing a Merck NDC Number, Buyer shall be responsible for any credits for any such returned Product.  In the event that any such Product is returned to Merck, Merck shall promptly notify Buyer of receipt of such returned Product, and, Merck shall, at Buyer’s expense, destroy such returned Product.  In the event that any such Product is returned to Buyer, Buyer shall destroy such returned Products at Buyer’s expense, in which event Buyer shall provide such certifications regarding the destruction and cost of destruction of such returned Products as Merck shall reasonably require.  With respect to any destruction of such returned Product, Buyer shall follow the reasonable instructions of Merck with respect to such destruction, and shall only use incinerators approved by Merck.

9.1.5           With respect to any Product sold following the Closing Date bearing a Buyer NDC Number, Buyer shall be responsible for any credits for any such returned Product.  In the event that any such Product is returned to Merck, Merck shall promptly notify Buyer of receipt of any such returned Products.  Merck shall at the request of Buyer remit all such returned Product received in the Territory to Buyer at an address to be notified by Buyer to Merck, unless Buyer specifically authorizes Merck to destroy such returned Products at Buyer’s expense, in which event Merck shall provide such certifications regarding the destruction and cost of destruction of such returned Products as Buyer shall reasonably require.  Merck shall remit returned Products bearing a Buyer NDC Number received in any country outside of the Territory to Buyer or its applicable Affiliate in such country, in each case at Buyer’s or such Affiliate’s expense, as directed by Buyer or such Affiliate, unless Buyer or such Affiliate specifically authorizes Merck to destroy such returned Products at Buyers expense, in which event Merck shall provide such certifications regarding the destruction and cost of destruction of such returned Products as Buyer shall reasonably require.  With respect to any destruction of such returned Product bearing a Buyer NDC Number, Merck shall follow the reasonable instructions of Buyer with respect to such destruction, and shall only use incinerators approved by Buyer.  For clarity, Buyer shall be solely responsible, at its cost, for the destruction of any Product sold following the Closing Date bearing a Buyer NDC Number which is returned to Buyer or any of its Affiliates.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.1.6           Merck shall be responsible for processing all chargebacks arising from sales of a Product bearing Merck’s NDC number (including any Products bearing Inspire’s NDC in use prior to the Closing Date, if any) (each, a “Merck NDC Number”) by wholesalers to customers in the Territory.  Merck shall be financially responsible for the cost of any such chargeback claims submitted prior to the Closing Date and until forty five (45) days after the Closing Date.  Buyer shall be financially responsible for the cost of any such chargeback claims submitted more than forty five (45) days after the Closing Date.

9.1.7           Merck shall be responsible for processing all Rebates arising from sales of a Product bearing a Merck NDC Number in the Territory.  Merck shall be financially responsible for the cost of all Rebates arising from the utilization in the Territory of any Product bearing Merck NDC Number during each full Calendar Quarter that ends prior to the Closing Date, and Buyer shall be financially responsible for the cost of all Rebates arising from the utilization in the Territory of any Product bearing Merck NDC Number during each full Calendar Quarter beginning on and after the Closing Date.  With respect to Rebates arising from the utilization in the Territory of any Product bearing Merck NDC Number during the Calendar Quarter in which the Closing Date occurs, Merck shall be financially responsible for the cost of the portion of such Rebates equal to (i) the aggregate amount of all Rebates relating to utilization of such Product in the Territory during such Calendar Quarter, multiplied by (ii) a fraction, the numerator of which is the number of days from and including the first day of such Calendar Quarter to and including the Closing Date and the denominator of which is the total number of days in such Calendar Quarter, and Buyer shall be financially responsible for the cost of the portion of such Rebates equal to (a) the aggregate amount of all Rebates relating to utilization of such Product during such Calendar Quarter, multiplied by (b) a fraction, the numerator of which is the number of days after the Closing Date through and including the last day of such Calendar Quarter and the denominator of which is the total number of days in such calendar quarter. Notwithstanding the foregoing, with respect to any Rebates arising from sales of a Product bearing Merck NDC Number by wholesalers to customers in the Territory that are paid annually rather than quarterly, Merck shall be financially responsible for the cost of the portion of such Rebates for the calendar year in which the Closing Date occurs equal to (i) the aggregate amount of all Rebates relating to utilization of such Product in the Territory during such annual period (an “Annual Rebate Period”), multiplied by (ii) a fraction, the numerator of which is the number of days from and including the first day of such Annual Rebate Period applicable with respect to such Rebate to and including the Closing Date and the denominator of which is three hundred sixty-five (365), and Buyer shall be financially responsible for the cost of the portion of such Rebates equal to (a) the aggregate amount of all Rebates relating to utilization of such Product during such Annual Rebate Period, multiplied by (b) a fraction, the numerator of which is the number of days after the Closing Date through and including the last day of the Annual Rebate Period with respect to such Rebate and the denominator of which three hundred sixty-five (365).  All Rebates with respect to any Product bearing Merck NDC Number shall be processed by Merck in accordance with Section 9.2 and Merck’s internal standard operating procedures.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.1.8           Buyer shall reimburse Merck for all Rebates paid by Merck for which Buyer is financially responsible pursuant to Section 9.1.7.  Merck shall submit an invoice to Buyer on a quarterly basis for the applicable amounts, along with reasonable supporting documentation, and Buyer shall pay each invoice within thirty (30) days after receipt.

9.1.9           Buyer shall at all times have sole and exclusive responsibility for the processing and payment of any and all chargebacks and Rebates arising from or with respect to Products bearing Buyer NDC Number.

9.1.10        To the extent that a Third Party incorrectly reports a chargeback or Rebate using an incorrect NDC number, the parties will discuss any equitable adjustment to account for such incorrect reports.

9.2           Price Submissions and Certifications.

9.2.1           Definitions.  For purposes of this Section, (i) “AMP” shall mean “Average Manufacturer Price”, as defined under the Social Security Act, 42 U.S.C. §1396r-8(k), (ii) “Best Price” shall mean “Best Price”, as defined under the Social Security Act, 42 U.S.C. §1396r-8(c)(1)(C), (iii) “NFAMP” means the non-federal average manufacturer price as defined in 38 U.S.C. § 8126 and the VA Master Agreement, (iv) “PHS 340B Program” means the drug discount program, available to “covered entities,” that is administered by the Health Resources and Services Administration (“HRSA”) pursuant to 42 U.S.C. § 256B, (v) “PHS 340B Ceiling Price” means the statutory ceiling price for a pharmaceutical product calculated under the PHS 340B Program and reported quarterly to HRSA’s Office of Pharmacy Affairs, and (vi) “Texas Medicaid Vendor Drug Program Final Rule” means the Texas Health and Human Services Commission state-specific drug price reporting requirements set forth at 37 Tex Reg 8,462-66 (Oct. 26, 2012).

9.2.2           Conduct of Price Reporting.  From and after the Closing Date, (i) Buyer shall conduct all federal and state government price reporting for Product bearing Buyer NDC Number in the Buyer Territory (i.e., Best Price, AMP, PHS 340(b) Ceiling Price, quarterly NFAMP, annual NFAMP and state reporting) in accordance with all applicable Laws and (ii) Merck shall conduct all federal and state government price reporting for Product bearing Merck NDC Number sold by Merck or Buyer or Inspire in the Buyer Territory.

9.2.3           Monthly AMP.  Following the Closing Date, as of the date upon which Buyer and/or Inspire commence distributing and selling Product bearing a Merck NDC Number, Buyer and/or Inspire shall provide to Merck on a monthly basis, within fifteen (15) days after the last day of the previous calendar month, the AMP information pertaining to Product bearing Merck NDC Numbers, as described in Schedule 9.2.  Buyer and Inspire shall be obligated to provide such information to Merck for each Product only for the Calendar Months following the Closing Date during which Buyer and/or Inspire are selling Product bearing a Merck NDC Number or during which chargebacks and Rebates on Product bearing a Merck NDC Number are being processed.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.2.4           Quarterly AMP and Best Price.  Following the Closing Date, as of the date upon which Buyer and/or Inspire commence distributing and selling Product bearing a Merck NDC Number, Buyer and/or Inspire shall provide to Merck on a quarterly basis, within fifteen (15) days after the last day of the previous Calendar Quarter, the AMP and Best Price information pertaining to Product bearing Merck NDC Numbers reasonably required by Merck to comply with applicable government price reporting obligations, as described in Schedule 9.2.  Buyer and Inspire shall be obligated to provide such information to Merck for each Product only for the Calendar Quarters following the Closing Date during which Buyer and/or Inspire are selling Product bearing a Merck NDC Number or during which chargebacks and Rebates on Product bearing a Merck NDC Number are being processed.  Following the Closing Date, Merck shall provide to Buyer in a timely manner any data and information that are reasonably required by Buyer to comply with applicable government price reporting obligations.  Merck shall provide to Buyer the baseline AMP (and the baseline quarter and baseline CPI used with respect to the calculation thereof) for any Product bearing a Merck NDC Number.

9.2.5           PHS 340B Ceiling Price.  Within ten (10) days after the Closing Date, Merck shall provide to Buyer or Inspire, as applicable, the necessary information required by Buyer or Inspire to establish the Products bearing Buyer NDC Number on Buyer’s or Inspire’s, as applicable, contract with the Secretary of Health and Human Services entered into pursuant to Section 340B of the Public Health Service Act (the “PHS Agreement”), which PHS Agreement Buyer or Inspire, as applicable, will execute no later than the date it begins marketing or selling Products bearing Buyer NDC Number.  The parties agree and acknowledge that Merck shall calculate and report a 340B Ceiling Price for each Product to the Office Pharmacy Affairs until such time as Products bearing Merck NDC Number are transitioned from Merck’s PHS Agreement to Buyer’s or Inspire’s PHS Agreement.

9.2.6           Non-FAMP.  Following the Closing Date, as of the date upon which Buyer and/or Inspire commence distributing and selling Product bearing a Merck NDC Number, Buyer and/or Inspire shall provide to Merck on a quarterly basis, within fifteen (15) days after the last day of the Calendar Quarter, the Non-FAMP information reasonably required by Merck to comply with applicable government price reporting obligations, as described in Schedule 9.2.  The parties agree and acknowledge that Merck shall calculate the full annual Non-FAMP for each Product and report such information to the VA for the VA’s fiscal year 2013 and that Merck shall calculate quarterly Non-FAMPs for each Product thereafter until such time as Products bearing Merck NDC Number are transitioned from Merck’s Federal Supply Schedule to Buyer’s or Inspire’s Federal Supply Schedule.  In the event that, as of the reporting periods relevant to any third quarter Non-FAMP and annual Non-FAMP filings following the Closing Date, Product with both a Merck NDC Number and Buyer NDC Number remains in the distribution channel, each party shall provide to the other party the Non-FAMP information reasonably required for such party to comply with applicable government price reporting obligations, as described in Schedule 9.2.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.2.7           Texas Medicaid Drug Vendor Program.  Following the Closing Date, as of the date upon which Buyer and/or Inspire commence distributing and selling Product bearing a Merck NDC Number, Buyer and/or Inspire shall provide to Merck on a monthly basis, within fifteen (15) days after the last day of the previous calendar month, the Texas Medicaid Drug Vendor Program information described in Schedule 9.2.  Buyer and Inspire shall be obligated to provide such information to Merck for each Product only for the Calendar Months following the Closing Date during which Buyer and/or Inspire are selling Product bearing a Merck NDC Number or during which chargebacks and Rebates on Product bearing a Merck NDC Number are being processed.  The parties agree and acknowledge that Merck shall calculate and report the pricing metrics required under the Texas Medicaid Drug Vendor Program for each Product until such time as Products bearing Merck NDC Number are transitioned from Merck’s Medicaid Rebate Agreement to Buyer’s or Inspire’s Medicaid Rebate Agreement.

9.2.8           Other State Reporting Requirements.  Following the Closing Date, each party shall cooperate and provide in a timely manner any data and information that are reasonably required by the other party to comply with applicable Laws as they relate to state reporting requirements.

9.2.9           Reliance.  Buyer and Inspire understand that Merck is reasonably relying on it for the timely and accurate delivery of the information described in Section 9.2.  Accordingly, Buyer and Inspire agree that any information submitted to Merck pursuant to Section 9.2 shall be accurate based on the best and most complete data available at the time each such information is delivered to the other party.

9.3           Restatements of Price Submissions.

9.3.1           With respect to any information described in Section 9.2 and submitted by Buyer or Inspire to Merck, or by Merck to Buyer or Inspire, each of Buyer, Inspire and Merck agree that, upon obtaining sales data not available at the time the information was originally delivered to the other party that renders the original information incorrect, such party shall revise the original information and to deliver the revised information to the other party within five (5) Business Days of obtaining the new sales data.

9.3.2           Upon the discovery by Merck or Buyer or Inspire that any information was inaccurate at the time it was originally delivered to the other party, Merck, Buyer and Inspire agree to correct the inaccurate information and to deliver the corrected information to the other party within five (5) Business Days of its discovery of the inaccuracy or notification by the other party of the inaccuracy.

9.4           Indemnification Related to Price Submissions.  From and after the Closing Date, Buyer and Inspire shall reimburse and indemnify and hold harmless Merck and its Affiliates for any Liability from a Third Party Claim (i) that results from any inaccuracy in any price or related information submitted to Merck pursuant to Section 9.2 or (ii) which may be asserted against Merck or any of its Affiliates under the “Best Price” provisions of the Federal Medicaid statute (42 U.S.C. Section 1396r-8) as a result of actions or omissions by Buyer or Inspire or sales of Products manufactured and/or sold by or on behalf of Buyer or Inspire after the Closing Date.  The indemnity obligation set forth in this Section 9.4 shall be separate from, in addition to, and not subject to, any indemnification obligations arising under Article 12 of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.5           Buyer Indemnification Related to Price Submissions by Merck.  From and after the Closing Date, Merck shall reimburse and indemnify and hold harmless Buyer and its Affiliates for any Liability from a Third Party Claim (i) that results from any inaccuracy in any price or related information submitted to Buyer by Merck pursuant to Section 9.2 or (ii) which may be asserted against Buyer or any of its Affiliates under the “Best Price” provisions of the Federal Medicaid statute (42 U.S.C. Section 1396r-8) as a result of actions or omissions by Merck or sales of Products manufactured and/or sold by or on behalf of Merck prior the Closing Date.  The indemnity obligation set forth in this Section 9.5 shall be separate from, in addition to, and not subject to, any indemnification obligations arising under Article 12 of this Agreement.

9.6           Medicaid Drug Rebate Program.  Within ten (10) days after the Closing Date, Merck shall provide to Buyer or Inspire, as applicable the baseline information for the Products that Merck submitted to Centers for Medicare and Medicaid Services in accordance with Paragraph II(f) of its Medicaid Rebate Agreement with the Secretary of Health and Human Services, including, (i) baseline AMP, (ii) the baseline quarter, (iii) the baseline CPI and (iv) each of the eight (8) full Calendar Quarters preceding the Closing Date, the number of units of each Product paid for by the state Medicaid Program.

9.7           Federal Supply Schedule Listings.  Within ten (10) days after the Closing Date, Merck shall provide to Buyer or Inspire, as applicable, the necessary information required by Buyer or Inspire, as applicable, to establish the Products bearing Buyer NDC Number on Buyer’s or Inspire’s, as applicable, Federal Supply Schedule (“FSS”) contract, including, but not necessarily limited to, the Products’ Federal Ceiling Prices (“FCPs”), FSS prices that are in effect as of the Closing Date, and any other historical information necessary for Buyer or Inspire, as applicable, to calculate the Products’ FCPs or FSS prices for the following calendar year.  By the date Buyer or Inspire, as applicable, begins marketing or selling Products bearing Buyer’s or Inspire’s NDCs, as applicable, Buyer or Inspire, as applicable, agrees to execute with the Secretary of Veterans Affairs an FSS contract, a Master Agreement, and a Pharmaceutical Pricing Agreement, each covering the Products bearing Buyer’s or Inspire’s, as applicable, NDCs.

9.8           Audits.

9.8.1           Merck shall have the right, upon written request and not more than once in each Calendar Year, to have an independent Third Party auditor reasonably acceptable to Buyer (“Merck’s Auditor”) audit and examine all relevant records of Buyer as may be reasonably necessary to verify the accuracy and completeness of any of the data or information data submitted to Merck pursuant to Article 9 hereof.  Merck’s Auditor shall execute a confidentiality agreement and shall report its conclusions to both Merck and Buyer without disclosing to Merck any information about pricing or discounts for any of the Product, except information that Buyer is required to submit to Merck pursuant to Article 9, including the correct figures if the auditor believes any data or information submitted by Buyer was incorrect.  Payment for any audit services rendered by Merck’s Auditor shall be made by Merck; provided that if such audit uncovers a substantive error, then the fees of such accounting firm shall be paid for by Buyer.  Buyer shall submit, to Buyer’s best knowledge and belief upon reasonable investigation, accurate information to Merck’s Auditor.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.8.2           Buyer shall have the right, upon written request and not more than once in each Calendar Year, to have an independent Third Party auditor reasonably acceptable to Merck (“Buyer’s Auditor”) audit and examine all relevant records of Merck as may be reasonably necessary to verify the accuracy and completeness of the data or information submitted to Buyer pursuant to Article 9 hereof.   Buyer’s Auditor shall execute a confidentiality agreement and shall report its conclusions to both Merck and Buyer without disclosing to Buyer any information about pricing or discounts for any of the Product, except information that Merck is required to submit to Buyer pursuant to Article 9, including the correct figures if the auditor believes any price or other information submitted by Merck was incorrect.  Payment for any audit services rendered by Buyer’s Auditor shall be made by Buyer; provided that if such audit uncovers a substantive error, then the fees of such accounting firm shall be paid for by Merck.   Merck shall submit, to Merck’s best knowledge and belief upon reasonable investigation, accurate information to Buyer’s Auditor.

10.	CONFIDENTIALITY

10.1         Buyer and Inspire’s Confidentiality Obligations.  Buyer and Inspire shall preserve, and shall cause each of their employees, their Affiliates and their Affiliates employees to preserve, the confidentiality of (i) this Agreement and the terms and conditions hereof until the later of (a) ten (10) years following the Closing Date and (b) two (2) years after the expiration or termination of the Supply Agreement and any modification or extension thereof and (ii) all confidential, proprietary or trade secret information and material disclosed by Merck (or any of its Affiliates) to Buyer or Inspire in connection with this Agreement; provided that (A) with respect to (ii) above, (1) Buyer or Inspire may disclose such information to its Affiliates and subcontractors in connection with the manufacture or distribution of Products on a need-to-know basis, (2) Buyer or Inspire and their Affiliates may use and disclose any such information that has been publicly disclosed (other than by Buyer, Inspire or any Affiliate in breach of its obligations under this Section 10.1 or any other provision of this Agreement) or that is otherwise permitted to be disclosed under this Agreement, and (3) to the extent that Buyer, Inspire or any Affiliate thereof may become legally compelled to disclose any of such information, Buyer, Inspire or such Affiliate may (to the extent so compelled) disclose such information if it shall have first used commercially reasonable efforts in good faith, and shall have afforded Merck the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information required to be so disclosed, and (B) with respect to (i) above, (1) Buyer or Inspire may disclose such information to prospective lenders, investors, underwriters, or purchasers, who agree to be bound by a commercially reasonable confidentiality agreement in connection with a bona fide financing transaction and (2) to the extent that Buyer, Inspire or any Affiliate thereof may become legally compelled to disclose any of such information (including in order to comply with securities laws), Buyer, Inspire or such Affiliate may (to the extent so compelled) disclose such information if it shall have first used commercially reasonable efforts in good faith, and shall have afforded Merck the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information required to be so disclosed, and provided that the parties shall agree on any redacted form of this Agreement to be so disclosed pursuant to this clause (2). For purposes of this Section 10.1 and Section 10.2, the Purchase Price shall not be deemed confidential information provided that the amount of the Purchase Price to be disclosed is agreed upon by Merck and Buyer prior to any disclosure.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.2         Merck’s Confidentiality Obligations.  Merck shall preserve, and shall cause each of its Affiliates and its and their employees to preserve, the confidentiality of (i) this Agreement and the terms and conditions hereof until the later of (a) ten (10) years following the Closing Date and (b) two (2) years after the expiration or termination of the Supply Agreement and any modification or extension thereof, and (ii) all confidential, proprietary and trade secret information included in the Purchased Assets or the Inspire Assets, and any other confidential, proprietary and trade secret information disclosed by Buyer or its Affiliates to Merck in connection with this Agreement; provided that with respect to the foregoing clauses (i) and/or (ii), as applicable, (A) (1) Merck may disclose such information to its Affiliates on a need-to-know basis and (2) Merck and its Affiliates may use and disclose any such information that has been publicly disclosed (other than by Merck or any Affiliate in breach of its obligations under this Section 10.2 or any other provision of this Agreement) or that is otherwise permitted to be disclosed under this Agreement, (B) to the extent that Merck or any Affiliate may become legally compelled to disclose any of such information, Merck or such Affiliate may (to the extent so compelled) disclose such information if it shall have first used commercially reasonable efforts in good faith, and shall have afforded Buyer and/or Inspire the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information required to be so disclosed, (C) Merck may disclose such information to prospective lenders, investors, underwriters, or purchasers, who agree to be bound by a commercially reasonable confidentiality agreement in connection with a bona fide financing transaction, and (D) Merck and its Affiliates may disclose such information as is necessary or useful to exercise their rights under Article 2 or otherwise in connection with any Excluded Litigation or [***] Action.

11.	SURVIVAL; EQUITABLE REMEDIES

11.1         Survival.  All representations and warranties of the parties contained herein shall survive for twelve (12) months following the Closing Date; provided, however, that the representations and warranties set forth in Sections 5.1.1 (Corporate Status), 5.1.2 (Authority and Binding Effect), 5.1.4 (Authorized Capital Stock of Inspire) 5.1.7 (Title to Assets), 5.1.19 (No Broker), 6.1.1 (Corporate Status), 6.1.2 (Authority and Binding Effects), and 6.1.4 (No Broker) (collectively, the “Fundamental Representations”) shall survive until the expiration of the applicable statute of limitations.  Any claim for indemnification pursuant to Sections 12.1(i) or 12.2(i) for which notice has been given prior to expiration of the applicable survival period will survive and continue in full force and effect indefinitely until such time as it is finally resolved. The covenants and agreements of Merck, Inspire and Buyer hereunder that require by their terms performance or compliance on and after the Closing Date shall continue in force thereafter in accordance with their terms.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.2         Equitable Remedies.  The parties acknowledge and agree that breach by a party of any of the obligations set forth in Article 10 of this Agreement would require a different remedy than other possible breaches of this Agreement, and that in the event that such a breach occurs or is threatened, damages to the non-breaching party will not be readily ascertainable, irreparable harm to such party may occur, and such party will not have an adequate remedy at law. The parties therefore stipulate and agree that in the event a breach of any of the obligations set forth in Article 10 of this Agreement occurs or is threatened, the non-breaching party may seek equitable relief from any competent court in New York or in the jurisdiction where the breach occurs or is threatened (including a temporary restraining order and/or preliminary and permanent injunction) notwithstanding the arbitration provisions set forth in Section 14.9. Nothing in this Section 11.2 is intended, or shall be construed, to limit the parties’ rights to equitable relief or any other remedy for a breach of any provision of this Agreement.

12.	INDEMNIFICATION

12.1         Indemnification by Merck.  From and after the Closing Date (but subject to Section 11.1 and the other provisions of this Article 12) Merck shall indemnify against, and hold Buyer, Inspire, their Affiliates, and each of their respective directors, officers, members, stockholders, employees and agents (the “Buyer Parties”) harmless from, any and all damage, loss, Liability and expense incurred by the Buyer Parties (including reasonable attorneys’ fees incurred by the Buyer Parties) arising out of (i) any misrepresentation or breach of a representation or warranty of Merck contained in this Agreement, (ii) any breach of a covenant by Merck contained in this Agreement, (iii) any Excluded Liability (other than Taxes indemnified under Section 12.5), including the Excluded Litigation, or (iv) the Excluded Business.  Notwithstanding anything contained in this Agreement to the contrary, (x) no Buyer Party shall be entitled to any indemnification under Section 12.1(i) (other than for a breach of a Fundamental Representation), unless and until the amount of claims for which the Buyer Parties are entitled to be indemnified exceeds in the aggregate $350,000 (the “Deductible”), in which event the Buyer Parties shall be entitled to all such claims exceeding the Deductible, and (y) the total and aggregate Liability of Merck and its Affiliates for indemnity of the Buyer Parties under Section 12.1(i) and (ii) (other than a breach of Fundamental Representation), cumulatively with any Liabilities under any of the Ancillary Agreements, shall not exceed six million dollars ($6,000,000) (the “Indemnification Cap”).

12.2         Indemnification by Buyer and Inspire.  Buyer and Inspire shall indemnify against, and hold Merck, its Affiliates, and each of their respective directors, officers, members, stockholders, employees and agents (the “Merck Parties”) harmless from, any and all damage, loss, Liability and expense incurred by the Merck Parties (including reasonable attorneys’ fees and expenses incurred by the Merck Parties) arising out of (i) any misrepresentation or breach of representation or warranty of Buyer or Inspire contained in this Agreement, (ii) any breach of a covenant by Buyer or Inspire contained in this Agreement, (iii) any Assumed Liability, (iv) any Liability arising on or after the Closing Date from or in connection with the Inspire Assets, the Purchased Assets or the research, development, manufacture, commercialization, use or sale of the Products in the Territory after the Closing Date or the manufacture of Product outside the Territory for sale or use inside the Territory after the Closing Date.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.3         Claims.

12.3.1        When a party seeking indemnification, as the case may be, under Section 12.1 or Section 12.2 (the “Indemnified Party”) receives notice of any claims made by a Third Party (individually, a “Third Party Claim” and collectively, “Third Party Claims”) or has any other claim for indemnification other than a Third Party Claim, which is to be the basis for a claim for indemnification hereunder, the Indemnified Party shall give prompt written notice thereof to the party obligated to provide such indemnification hereunder (the “Indemnifying Party”) reasonably indicating (to the extent known) the nature of such claims, an estimate of the maximum amount of such claims and the basis thereof; provided, however, that failure of the Indemnified Party to give the Indemnifying Party prompt notice as provided herein shall not relieve the Indemnifying Party of any of its obligations hereunder unless and only to the extent that the Indemnifying Party shall have been prejudiced thereby.  Upon notice from the Indemnified Party with respect to a Third Party Claim, the Indemnifying Party may, but shall not be required to, assume the defense of any such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party, including its compromise or settlement, and the Indemnifying Party shall pay all reasonable costs and expenses thereof and shall be fully responsible for the outcome thereof; provided, however, that in such case, the Indemnifying Party shall have no obligation to pay any further costs or expenses of legal counsel of the Indemnified Party thereafter incurred in connection with such defense other than reasonable costs of investigation; and provided, further, that the Indemnified Party shall have the right to participate in the negotiation, settlement or defense of such Third Party Claim with separate counsel at the Indemnified Party’s expense.  No compromise or settlement in respect of any Third Party Claims may be effected by the Indemnifying Party without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld), unless the sole relief is monetary damages that are paid in full by the Indemnifying Party.  The Indemnifying Party shall give notice to the Indemnified Party as to its intention to assume the defense of any such Third Party Claim within thirty (30) days after the date of receipt of the Indemnified Party's notice in respect of such Third Party Claim.  If the Indemnifying Party does not, within thirty (30) days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its assumption of the defense of the Third Party Claim, the Indemnifying Party shall be deemed to have waived its rights to control the defense thereof.  If the Indemnified Party assumes the defense of any Third Party Claim because of the failure of the Indemnifying Party to do so in accordance with this Section 12.3, the Indemnified Party may do so in such reasonable manner as it may deem appropriate, and the Indemnifying Party shall pay all reasonable costs and expenses of such defense.  The Indemnifying Party shall have no Liability with respect to any compromise or settlement thereof effected without its prior written consent (which consent shall not be unreasonably withheld), unless the sole relief granted was equitable relief for which it would have no Liability or to which it would not be subject.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.3.2        Notwithstanding the foregoing, with respect to any Third Party Claim that the Indemnifying Party is defending, the Indemnified Party shall have the right to retain separate counsel to represent it and the Indemnifying Party shall pay the fees and expenses of such separate counsel if (i) the Third Party Claim seeks injunctive or other equitable relief against the Indemnified Party, (ii) the named parties to any such Third Party Claim include both against the Indemnified Party and Indemnifying Party and it is reasonably determined that differing defenses are available to the Indemnified Party and the Indemnifying Party, or (iii) there are other conflicts that in either case make it reasonable for separate counsel to represent the Indemnified Party and the Indemnifying Party.

12.3.3        No limits to indemnification set forth in Sections 12.1 and 12.2 shall limit any right or remedy which an Indemnified Party may have, at law, in equity or otherwise based on any fraud, willful misrepresentation or willful breach of warranty hereunder.

12.4        [***] Action.  Notwithstanding the provisions of Section 12.3, with respect to any  [***] Action, Merck (or its Affiliate, as applicable) may, but shall not be required to, assume the defense of any such [***] Action with counsel of its choice, including its compromise or settlement, and Merck shall indemnify the Buyer Parties against, any and all damage, loss, Liability and expense payable by the Buyer Parties to [***] arising out of the   [***] Action; provided, however, that in such case, Merck shall have no obligation to pay any further costs or expenses of legal counsel of any Buyer Parties thereafter incurred in connection with such defense other than reasonable costs of investigation; and provided, further, that the applicable Buyer Parties shall have the right to participate in the negotiation, settlement or defense of such [***] Action with separate counsel at the applicable Buyer Party’s expense.  No compromise or settlement in respect of any [***] Action may be effected by Merck (or its Affiliate, as applicable) without Inspire’s prior written consent (which consent shall not be unreasonably withheld), unless the sole relief is monetary damages that are paid in full by Merck (or its Affiliate, as applicable).  Merck shall give notice to Inspire as to its intention to assume the defense of any such [***] Action within thirty (30) days after the date of receipt of written notice in respect of such [***] Action.  If Merck (or its Affiliate, as applicable) does not, within thirty (30) days after the written notice is given, give notice to Inspire of its assumption of the defense of the [***] Action, Merck shall be deemed to have waived its rights to control the defense thereof.  If Inspire assumes the defense of any [***] Action because of the failure of Merck (or its Affiliate) to do so in accordance with this Section 12.4, Inspire may do so in such reasonable manner as it may deem appropriate, and Merck shall pay all reasonable costs and expenses of such defense; provided that Merck (and its Affiliates) shall have no Liability with respect to any compromise or settlement thereof effected without its prior written consent (which consent shall not be unreasonably withheld), unless the sole relief granted was equitable relief for which it would have no Liability or to which it would not be subject.  Notwithstanding the foregoing, the indemnification obligations of Merck with respect to damages, losses, Liabilities and expenses incurred by Buyer Parties and payable to [***] arising out of the [***] Action shall not be subject to the Indemnification Cap of Section 12.1.  As used in this Section 12.4, the term “[***] Action” shall mean [***] AZASITE [***] License”) [***] occurring prior to the Closing Date.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.5         Tax Indemnification

12.5.1        Merck shall indemnify the Buyer Parties and hold them harmless from all Liability for Excluded Taxes.

12.5.2        Buyer and Inspire shall indemnify the Merck Parties and hold them harmless from (a) all Liability for Taxes of Inspire for any Tax period ending after the Closing Date (except to the extent such Tax period is a Straddle Period, in which case Buyer’s and Inspire’s indemnity will cover only that portion of any such Taxes that are not for the Pre-Closing Tax Period) and (b) all of Buyer’s Liability for Transfer Taxes under Section 4.4.

12.5.3        For purposes of determining whether any Taxes with respect to a Straddle Period are attributable to the Pre-Closing Tax Period:

(a)           real, personal and intangible property Taxes (“Property Taxes”) of Inspire for such Straddle Period attributable to the Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator’ of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the total number of days in the Straddle Period; provided that Property Taxes for such Straddle Period shall not include any Property Taxes relating to assets of Inspire sold or otherwise disposed of on or prior to the Closing Date; and

(b)           the Taxes (other than Property Taxes) of Inspire attributable to the Pre-Closing Tax Period shall be computed as if such Tax period ended as of the close of business on the Closing Date.

12.5.4        Buyer agrees to indemnify Merck for any additional Tax owed by Merck (including Tax owed by Merck due to this indemnification payment) resulting from any transaction engaged in by Inspire not in the ordinary course of business occurring on the Closing Date after the Closing.

12.6         Procedures Relating to Indemnification of Tax Claims

12.6.1        Notices. If any Person entitled to seek indemnity for Taxes under Sections 12.5.1 or 12.5.2 (the “Tax Indemnified Party”) receives notice of any deficiency, proposed adjustment, assessment, audit, examination, suit, dispute or other claim with respect to such Taxes (a “Tax Claim”), the Tax Indemnified Party shall promptly notify the party from which it seeks indemnification (the “Tax Indemnifying Party”) in writing of such Tax Claim. If notice of a Tax Claim is not given to the Tax Indemnifying Party within a sufficient period of time to allow the Tax Indemnifying Party effectively to contest such Tax Claim, the Tax Indemnifying Party’s Liability to the Tax Indemnified Party (or any of its Affiliates or any of their respective officers, directors, employees, stockholders, agents or representatives) shall be reduced to reflect the extent that the Tax Indemnifying Party’s position is actually prejudiced as a result thereof.

12.6.2        With respect to any Tax Claim, the Tax Indemnifying Party shall, upon acknowledging in writing its indemnification obligations with respect to such claim, assume and control all proceedings taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may pursue or forego any and all administrative proceedings with any Tax authority with respect thereto, and may either pay the Tax claimed and sue for a refund or contest the Tax Claim in any permissible manner.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.6.3        The Tax Indemnified Party and each of its Affiliates shall cooperate with the Tax Indemnifying Party in contesting any Tax Claim, which cooperation shall include the retention and (upon the Tax Indemnifying Party’s request) the provision to the Tax Indemnifying Party of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

12.6.4        In no case shall any Tax Indemnified Party (or any of its Affiliates or any of their respective officers, directors, employees, stockholders, agents or representatives) settle or otherwise compromise any Tax Claim without the Tax Indemnifying Party’s prior written consent. No Buyer Party and no Merck Party shall settle a Tax Claim relating to Taxes of Inspire for a Straddle Period without the prior written consent of Buyer, in the case of a Merck Party, or Merck, in the case of a Buyer Party.

12.7         Insurance.  At all times until the later of (i) the seventh (7th) anniversary of the Closing Date and (ii) two (2) years after the date upon which Merck has supplied the last Product that it is obligated to supply to Inspire under the Supply Agreement (and any extension thereof), Buyer shall maintain, with a carrier rated “A-” or higher by A.M. Best, standard Commercial General Liability insurance including  completed operations and contractual liability coverage and separate Products Liability insurance (which shall also cover Inspire) covering claims arising from the Manufacture, distribution or sale of the Products after the Closing Date by Buyer, its Affiliates (including Inspire), and its and their servants, employees, agents, successors and assigns, with coverage limits of not less than $2,000,000 per occurrence and in the aggregate for commercial general liability and not less than $10,000,000 per occurrence and in the aggregate for Products Liability, and a deductible in an amount consistent with industry standard for similar businesses, in each case for all claims made within any year (the “Buyer Insurance”). Without limitation of the foregoing, the Buyer Insurance shall be effective commencing on the Closing Date and shall cover Merck (including all of its Affiliates), its officers, directors and employees as an additional insured with respect to such claims, and Buyer’s insurers will waive all rights of subrogation against Merck.  Buyer shall continue to make premium payments on the Buyer Insurance for as long as necessary to keep the Buyer Insurance in full force and effect during the period referred to above. If Buyer fails for any reason to timely make such premium payments, Merck shall have the right to make such payments at the expense of Buyer. Buyer shall request in writing that its insurer or its agent give Merck prompt written notice if Buyer fails to timely make a required premium payment such that Merck shall have not less than ten (10) Business Days after receipt of such notice to make such premium payments. Buyer shall immediately notify Merck of any change in the status of the Buyer Insurance and shall at Closing and from time to time thereafter, at Merck’s reasonable request, provide Merck with a certificate of insurance attesting that the Buyer Insurance remains in full force and effect. Maintenance of the Buyer Insurance shall not relieve Buyer or Inspire of any responsibility under this Agreement or the Ancillary Agreements, or limit Buyer’s and Inspire’s indemnification obligations hereunder.  Buyer shall make certain that the insurer(s) referenced above waive all rights of subrogation against Merck, its Affiliates and sublicensees.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.8         Exclusive Remedy.  The parties acknowledge and agree that other than equitable remedies, the remedies set forth in this Article 12 shall be exclusive and in lieu of any other remedy that may be available to the Merck Parties and the Buyer Parties under any theory of liability and pursuant to any statutory or common law with respect to any damage, loss, Liability and expense of any kind or nature directly or indirectly resulting from, arising out of or relating to (i) any misrepresentation or breach of a covenant, representation or warranty contained in this Agreement, (ii) any Assumed Liability or any Excluded Liability and (iii) Taxes of Inspire.

12.9         Direct Damages.  DAMAGES, LOSSES, LIABILITIES AND EXPENSES TO WHICH A PARTY MAY SEEK INDEMNIFICATION UNDER THIS ARTICLE 12 SHALL NOT INCLUDE ANY CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING LOST PROFITS (EVEN IF THE PARTY IS ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE OR IF SUCH LOSS OR DAMAGE COULD HAVE BEEN REASONABLY FORESEEN), PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATION OF LIABILITY SHALL NOT APPLY TO THE INDEMNIFICATION OBLIGATIONS OF THE PARTIES UNDER SECTIONS 9.4, 9.5, 12.1 OR 12.2, AS APPLICABLE, WITH RESPECT TO LOSSES ACTUALLY PAID BY A PARTY TO A THIRD PARTY IN CONNECTION WITH A THIRD PARTY CLAIM.

12.10       Materiality.  Notwithstanding anything contained in this Agreement to the contrary, solely for purposes of determining the amount of any damage, loss, Liability or expense that are the subject matter of a claim for indemnification or reimbursement hereunder (and not for the purpose of determining whether a breach has occurred), each representation and warranty in this Agreement and Schedules and Exhibits hereto shall be read without regard and without giving effect to the term “material” or “Material Adverse Effect” or similar phrases contained in such representation or warranty which has the effect of making such representation and warranty less restrictive (as if such word were deleted from such representation and warranty).

13.	SPECIAL PROVISION WITH RESPECT TO AZASITE

13.1         [***] Azasite.  Notwithstanding anything to the contrary contained in this Agreement, in the event that, following the Closing, [***] terminates the [***] License [***] then the party hereto first receiving notice of such [***] shall provide prompt written notice thereof to the other parties hereto.  Within thirty (30) Business Days following the [***], and the delivery of such written notice to the other parties hereto of such [***]:

13.1.1        In the event that such [***] occurs on or prior to the [***] anniversary of the Closing Date, Merck shall pay to Buyer an amount equal to [***]  (less any amounts previously paid pursuant to Section 2.5.2);

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13.1.2        In the event that such [***] occurs after the [***] anniversary of the Closing Date and on or prior to the [***] anniversary of the Closing Date, Merck shall pay to Buyer an amount equal to [***] (less any amounts previously paid pursuant to Section 2.5.2); and

13.1.3        In the event that such [***] occurs after the [***] anniversary of the Closing Date and on or prior to the [***] anniversary of the Closing Date, Merck shall pay to Buyer an amount equal to [***] (less any amounts previously paid pursuant to Section 2.5.2).

For clarity, if the [***] occurs after the [***] anniversary of the Closing Date, then no amounts shall be payable by Merck pursuant to this Article 13.

13.2         Exclusive Remedy.  Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that the remedies set forth in this Article 13 shall be exclusive and in lieu of any other remedy that may be available to Buyer, Inspire and the other Buyer Parties under any theory of liability and pursuant to any statutory or common law with respect to any damage, loss, Liability and expense of any kind or nature directly or indirectly resulting from, arising out of or relating to any [***].

13.3         Subsequent Sale of Azasite by Buyer or Inspire.  In the event that Merck was required to make a payment to Buyer pursuant to the foregoing provisions of this Article 13, but thereafter Buyer and/or any of its Affiliates thereafter manufactures, markets, sells or distributes AZASITE in the Territory prior to the [***] anniversary of the Closing Date, then, within (30) Business Days thereof, Buyer shall refund to Merck any and all amounts paid by Merck to Buyer pursuant to the foregoing provisions of this Article 13.

14.	MISCELLANEOUS

14.1         Notices.  All notices, requests and other communications to any party hereunder or under any of the Ancillary Agreements shall be in writing and shall be sent (i) by fax or other standard forms of written telecommunications, followed by registered or certified mail, or (ii) by nationally recognized overnight delivery service:

If to Merck, to:
Merck & Co., Inc.
One Merck Drive
P.O. Box 100
Whitehouse Station, NJ 08889-0100
Attn: Office of Secretary
Facsimile: (908)735-1246

and

Merck Sharp & Dohme Corp.
One Merck Drive
P.O. Box 100
Whitehouse Station, NJ 08889-0100
Attn: Office of Secretary
Facsimile: (908)735-1246

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

with a copy (which shall not constitute notice) to:
Merck Sharp & Dohme Corp.
One Merck Drive
P.O. Box 100
Whitehouse Station, NJ 08889-0100
One Merck Drive
Attn: Chief Licensing Officer
Facsimile: (908)735-1214

If to Buyer or Inspire, to:

Oak Pharmaceuticals, Inc. c/o Akorn, Inc. 1925 West Field Court, Suite 300 Lake Forest, IL 60045 Attention: Joseph Bonaccorsi Facsimile: (866) 468-0750
and

Oak Pharmaceuticals, Inc. c/o Akorn, Inc. 1925 West Field Court, Suite 300 Lake Forest, IL 60045 Attention: Sean Brynjelsen Facsimile: (847) 279-6123

With a copy (which shall not constitute notice) to:

Polsinelli PC 161 N. Clark Street, Suite 4200 Chicago, IL 60601 Attention: Don Figliulo Facsimile: (312) 893-2164

or such other address as such party may hereafter specify by written notice to the other party. The date of giving any such notice shall be the date sent by fax or other standard form of written telecommunications (in each case, against electronic confirmation thereof), the date three (3) days following the posting of registered or certified mail or the day of delivery by the overnight courier service.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.2           Expenses.  All legal and other costs and expenses incurred in connection herewith and the transactions contemplated hereby shall (except as otherwise provided herein) be paid by the party incurring such expenses.

14.3           Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that this Agreement may not be assigned in whole or in part by any party without the prior written consent of the other parties hereto, and any attempted assignment without such consent shall be void. Notwithstanding the foregoing, (i) any party shall have the right to assign this Agreement (in whole or in part) to any of its Affiliates without any other party’s consent; provided that the party assigning this Agreement shall remain primarily liable for the performance of such obligations; (ii) in the case of Buyer or Inspire, Buyer or Inspire, as the case may be, shall have the right to assign this Agreement (in whole or in part) to a third party assignee who acquires all or substantially all of Buyer’s or Inspire’s business or assets to which this Agreement (or part thereof) relates without Merck’s consent; and (iii) in the case of Merck, Merck shall have the right to assign this Agreement (in whole or in part) to a third party assignee who acquires all or substantially all of Merck’s business or assets to which this Agreement (or part thereof) relates without Buyer’s or Inspire’s consent.

14.4           Entire Agreement; Amendment.  This Agreement and the Ancillary Agreements, including the Schedules hereto and thereto, embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements with respect thereto. No waiver, amendment or modification of any provision hereof or of any right or remedy hereunder shall be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. The provisions of this Agreement and the Ancillary Agreements with respect to indemnification by Buyer, Inspire and Merck shall, except as provided in Sections 12.1 or 12.2, each remain independently effective and none of such contracts shall be deemed to supersede or limit the indemnification obligations imposed on Buyer or Inspire by the others.

14.5           Headings.  Headings herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement.

14.6           Interpretation.  In this Agreement, unless otherwise specified:

14.6.1           “includes” and “including” and words of similar import shall mean includes and including without limitation;

14.6.2           words denoting any gender shall include all genders;

14.6.3           words denoting the singular shall include the plural and vice versa;

14.6.4           the Exhibits, Schedules and other attachments form part of the operative provision of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the Exhibits, Schedules and attachments;

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.6.5           references to “Articles”, “Sections” and “subsections” in this Agreement shall be to Articles, Sections and subsections respectively, of this Agreement unless otherwise specifically provided; and

14.6.6           with respect to the obligations of Merck hereunder related to the Inspire Stock, the term “Merck” shall refer to Merck & Co., Inc., and with respect to all other obligations hereunder the term “Merck” shall refer to MSD; provided, however, that  references to “Merck” in Article 12 shall mean both Merck & Co., Inc. and MSD, and Merck & Co., Inc. and MSD shall be jointly and severally liable for any indemnification obligations of Merck in this Agreement.

14.7           Public Announcements.  No press release, public announcement, confirmation or other information regarding this Agreement or any of the Ancillary Agreements or related matters shall be made by any party without the prior written consent of the other parties with respect to its form, content and means of dissemination (other than Products advertising, which shall be governed by this Agreement; provided that in no event shall Buyer or Inspire use the word “Merck” or the other words or names referred to in Section 3.3.2); provided, further that any party may publicly disclose the information set forth on Schedule 14.7. Notwithstanding the foregoing, any party may issue any release that is required to be made pursuant to applicable Laws provided that such issuing party gives the other parties prior written notice.

14.8           Governing Law.  This Agreement shall be governed by, interpreted and construed, and all claims and disputes, whether in tort, contract or otherwise, shall be resolved in accordance with the substantive Laws of the State of New York without reference to any rules of conflict of laws.

14.9           Jurisdiction; Venue; Arbitration and Other Remedies.  In the event of any controversy or claim arising out of or relating to this Agreement or any of the Ancillary Agreements, performance hereunder or thereunder, existence or termination hereof or thereof, or relationship created hereby or thereby, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States District Court for the Southern District of New York for purposes of any suit, action or other proceeding (except appeals therefrom) arising out of this Agreement, any of the Ancillary Agreements, or the transactions contemplated hereby or thereby. Each party irrevocably and unconditionally waives any objection to the laying of venue in the state and Federal courts of New York as stated above and that any such action was brought in an inconvenient forum. Notwithstanding the foregoing:

14.9.1           In the event of a threatened disclosure in violation of this Agreement, any party shall have the right (notwithstanding Section 14.9.2 below) to seek injunctive relief from any competent court in New York or in the jurisdiction where the disclosure is threatened to prevent such disclosure pending resolution of the merits of the dispute; and

14.9.2           Subject to Section 14.9.1 above, any controversy, claim or dispute between the parties hereto arising out of or relating to the performance, construction, interpretation or enforcement of this Agreement or any of the Ancillary Agreements shall be submitted to binding confidential arbitration pursuant to the Federal Arbitration Act, 9 U.S.C. § I et seq. in accordance with the Rules of Commercial Arbitration of the American Arbitration Association or its successor. Any arbitration pursuant to this Agreement or any of the Ancillary Agreements shall be conducted in New York by three neutral arbitrators selected by the American Arbitration Association. The judgment upon the award rendered in any such arbitration shall be final and binding upon the parties and may be entered in any court having jurisdiction thereof. All fees and expenses of the arbitrators and all other expenses of the arbitration, except for attorney’s fees and each party’s costs, shall be shared equally by the parties. Each party shall bear its own attorneys’ fees and costs.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.10           Consent and Waiver Regarding Service of Process and Personal Jurisdiction.  In any action, suit, arbitration or proceeding to enforce the rights of either party under this Agreement or any of the Ancillary Agreements or otherwise arising out of this Agreement or any of the Ancillary Agreements or from any acts, omissions or activities of any party arising from or related in any way to this Agreement, any of the Ancillary Agreements, or the transactions contemplated hereby or thereby, each party, by execution and delivery of this Agreement, expressly and irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action, suit, arbitration or proceeding by delivery thereof to it by hand or by any other manner provided for in Section 14.1 hereof. Each party hereby expressly and irrevocably waives any claim or defense in any such action, suit, arbitration or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non convenient or any similar doctrine or theory.

14.11           Waiver of Jury Trial.  In any action, suit, arbitration or proceeding to enforce the rights of any party under this Agreement or any of the Ancillary Agreements or otherwise arising out of this Agreement or any of the Ancillary Agreements or from any acts, omissions or activities of any party arising from or related in any way to this Agreement, any of the Ancillary Agreements, or the transactions contemplated hereby or thereby, the parties hereto, by execution and delivery of this Agreement, expressly and irrevocably waive their right to a jury trial and stipulate that any such action, suit or proceeding shall be tried by the court (or arbitrator if the proceeding is under Section 14.9.2 hereof).

14.12           Waiver.  No waiver by any party in one or more instances of any of the provisions of this Agreement or the breach thereof shall establish a precedent for any other instance with respect to that or any other provision. Furthermore, in case of waiver of a particular provision, all other provisions of this Agreement will continue in full force and effect.

14.13           Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the parties.

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.14           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed signature page.

14.15           No Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to confer upon any Third Party (other than a permitted successor or assign of a party hereto) any rights, remedies, obligations or Liabilities.

14.16           Compliance with Laws and Regulations.  In performing their obligations pursuant to this Agreement, the parties hereto agree and covenant that they will comply with all applicable Laws.

14.17           No Presumption.  There shall not be any presumption against any party hereto on the ground that such party was responsible for drafting or preparing the term sheet or this Agreement or any part of either of such documents.

14.18           Extension to Affiliates.  Merck shall have the right to extend the rights, licenses, immunities and obligations granted in this Agreement to one or more of its Affiliates.  All applicable terms and provisions of this Agreement shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to Merck.  Merck shall remain fully liable for any acts or omissions of such Affiliates.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, this Stock and Asset Purchase and License Agreement has been signed by authorized representatives on behalf of each of the parties hereto as of the day and year first above written.

MERCK & CO., INC.

By:	/s/ John Canan

Name:	John Canan

Title:	Senior Vice President, Finance and Global Controller

MERCK SHARP & DOHME CORP.

By:	/s/ Mark McDonough

Name:	Mark McDonough

Title:	Director

INSPIRE PHARMACEUTICALS, INC.

By:	/s/ Mark T. Simon

Name:	Mark T. Simon

Title:	Assistant Treasurer

OAK PHARMACEUTICALS, INC.

By:	/s/ Joseph Bonaccorsi

Name:	Joseph Bonaccorsi

Title:	Secretary

SIGNATURE PAGE TO STOCK AND ASSET PURCHASE AND LICENSE AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

Form of Transition Services Agreement

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

Form of Supply Agreement

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C

Form of Bill of Sale

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D

Form of Parent Guaranty

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

DISCLOSURE SCHEDULES